Exhibit 10.1

( “Purchaser” ), and CAVITATION TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Nevada (USA) ( “Company” ). The parties hereto are sometimes Page 1 of 56 referred to individually herein as a “Party” or and collectively as the “Parties”. TENDER OFFER AGREEMENT [Cavitation Technologies, Inc.] This TENDER OFFER AGREEMENT ( “Agreement” ), dated and made effective as of August 14 , 2026 ( “Effective Date” ), is entered into be and between EUROPEAN GUARANTEE SERVICES S . A . R . L . , a corporation organized and existing under the laws of Luxembourg R E C I T A L S A. Purchaser has proposed to acquire all of the outstanding shares of common stock in Company (the “Shares” ), a reporting company under Section 13 and Section 15 (d) of the Securities Exchange Act of 1934 ( “Exchange Act” ), for a total amount or price of $ 35 million in cash, less its outstanding indebtedness and liabilities, yielding a price per Share ( “Offer Price” ) determined in accordance with the terms of this Agreement) (the “Offer” ) ; B. Concurrently with the Offer, Purchaser has proposed to acquire Alchemy Beverages Inc . ( “Alchemy” ), a privately held Delaware corporation in which Company hold s approximately 17 % of the issued and outstanding common stock (the “Alchemy Shares” ), for a total amount or price of $ 7 million in cash, les s its outstanding indebtedness and liabilities, yielding a price per Alchemy Share determined in accordance with a Tender Offer Agreement, dated as of the Effective Date (the “Alchemy Agreement” ), entered into by and between Alchemy and Purchaser (the “Alchemy Offer” ) . C. Under the terms of this Agreement, consummation of the Alchemy Offer will be a condition to Purchaser’s obligation to accept and pay for Shares tendered pursuant to the Offer, and, under the terms of the Alchemy Agreement, consummation of the Offer will be a condition to Purchaser’s obligation to accept and pay for Alchemy Shares tendered pursuant to the Alchemy Offer ; D. Company’s board of directors (“ Company Board ”), acting upon and providing a unanimous recommendation, has (1) determined that this Agreement and the Offer and the transaction represented hereby (the “ Transaction ”) are fair and advisable and in the best interests of Company and its shareholders, (2) approved the execution, delivery and performance by Company of this Agreement and the consummation of the Transaction, and (3) recommended that the Company Shareholders accept the Offer and tender their Shares to Purchaser pursuant to the terms of the Offer, as may be adjusted, in each case subject to the terms of this Agreement; E. The board of directors of Purchaser ( “Purchaser Board” ) has approved this Agreement and has authorized Purchaser to make the Offer and to perform in accordance with the terms of this Agreement;

Page 2 of 56 NOW, THEREFORE, in consideration of the covenants, representations, warranties, promises and agreements set forth in this Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows: SECTION 1.0 - DEFINED TERMS 1.01 Definitions . Certain capitalized terms used in this Agreement, unless otherwise defined in the text hereof, shall have the meanings ascribed to them in Exhibit A hereto. SECTION 2.0 - THE OFFER 2 . 01 Commencement of the Offer . Subject to the right of termination as provided in Section 11 . 0 , within ten (10) Business Days after the Effective Date, or at such time thereafter as Company is prepared to file a Schedule 14 D - 9 on the same day or within five (5) Business Days following the date of commencement of the Offer, Purchaser shall commence the Offer within the meaning of Rule 14 d - 2 under the Exchange Act (the “Offer Commencement Date” ) . 2.02 Offer Price; Determination . (a) Offer Price Determination . Subject to the terms and conditions of this Agreement, the Offer Price (on a per Share basis) for all Shares tendered pursuant to the Offer (and not validly withdrawn) shall be payable in cash and shall be determined by dividing the Net Price by the total number of Shares issued and outstanding . For purposes of determining the Offer Price, the term “Net Price” shall consist of $ 35 million, reduced by Company’s Indebtedness and Liabilities, as determined in accordance with this Agreement. (b) Initial Offer Price . As of the Effective Date, the combined Indebtedness and accrued Liabilities of Company consisted of $645,650.41 and there were 317,220,739 Shares issued and outstanding. Accordingly, based on Net Price and the total outstanding Shares, in each case determined as of the Effective Date, the Initial Offer Price shall be $0.108 per Share. (c) Final Offer Price. Following the close of business on the date that is forty - five (45) Business Days from and after the Offer Commencement Date (the “Record Date” ), the Initial Offer Price shall be adjusted, yielding a Final Offer Price, based on the following: (1) Adjustments to the Net Price based on a final determination of the Indebtedness and Liabilities of Company existing as of the Record Date; and (2) A final determination of the total outstanding Shares as of the Record Date, which may increase from the Effective Date as a result of the issuance of Shares upon (1) the exercise of outstanding Warrants and Convertible Rights, and (2) the issuance of Shares pursuant to a limited private placement by Company as contemplated under Section 10.02. 2.03 Terms/Conditions of Offer .

Page 3 of 56 (a) Purchaser shall be required to accept and pay the Final Offer Price in cash for all Shares validly tendered (and not validly withdrawn) pursuant to the Offer, subject in each case to the terms and conditions set forth in this Agreement, including the satisfaction or waiver of the conditions to the Offer set forth in Annex I hereto (the “Offer Conditions” ). The Offer shall be made by Purchaser as an offer to purchase (the “Offer to Purchase” ) all of the Shares tendered to the Offer in accordance with the terms and conditions of this Agreement. (b) Purchaser expressly reserves the right to (1) increase the Initial Offer Price or the Final Offer Price, as the case may be, (2) waive any Offer Condition, and (3) grant or provide any extension to the Offer (and to any Expiration Date) as authorized or required under this Agreement or as may be authorized by or required under Rule 14 d - 11 promulgated under the Exchange Act ; provided that , notwithstanding the foregoing, without the prior written consent of Company, Purchaser shall not: (i) change or alter the basis for determining the Final Price; (ii) change the form of consideration payable under the Offer; (iii) reduce below 100% the maximum number of Shares that Purchaser proposes to acquire under the Offer; (iv) impose conditions to the Offer other than the Offer Conditions; (v) amend or modify any of the Offer Conditions; or (vi) extend, modify or change the Expiration Date other than to grant extensions thereto as authorized or contemplated under this Agreement. (c) Except and unless this Agreement is terminated in accordance with Section 11.0, the Offer may not be withdrawn prior to the Expiration Date (or any rescheduled Expiration Date authorized by this Agreement). 2.04 Expiration of Offer; Extensions . (a) The Offer initially shall be scheduled to expire at 11:59 p.m. (Pacific Time or Pacific Daylight Time, as applicable), on the date that is sixty (60) Business Days from and after the Offer Commencement Date (“ Initial Expiration Date ”), and on any subsequent date(s) and time(s) to which the expiration of the Offer may be extended as provided under the terms of this Agreement (in each such case, the “ Expiration Date ”). (b) Notwithstanding anything to the contrary contained herein, and subject to the respective termination rights of the Parties as provided in Section 11.0: (1) Purchaser shall extend the Offer from time to time for any period required by any Regulation 14E adopted under the Exchange Act or by any applicable Legal Requirement (or any position or request of the SEC);

Page 4 of 56 (2) Purchaser shall extend the Offer from time to time to ensure that the final Expiration Date is at least thirty (30) Business Days after Purchaser has disseminated to Company Shareholders the Offer Documents and (i) any amendments to the Offer Documents (including any amended Offer to Purchase) following the Record Date that disclose and explain the basis for the Final Offer Price, (ii) any amendments to this Agreement, and (iii) the Company Board Final Recommendation; (3) if, as of the Expiration Date, the Offer Conditions, or any of them, have not been satisfied or waived, Purchaser may, and shall upon Company’s written request, extend the Offer (on one or more occasions) for an additional period of up to ten (10) Business Days for each extension (or for such longer period(s) as the Parties may agree upon in writing) in order to permit any or all of the Offer Conditions to be satisfied; and (4) if, as of the Expiration Date, each of the Offer Conditions has been satisfied or waived by Purchaser, then and in such event Purchaser shall be obligated to purchase all of the Shares tendered pursuant to the Offer (and not validly withdrawn) in accordance with the terms of this Agreement. (c) Notwithstanding anything to the contrary contained herein, absent an express amendment to this Agreement, Purchaser may not extend the Expiration Date beyond the earlier to occur of (1) the date of any termination of this Agreement in accordance with Section 11.0, and (2) the End Date. Purchaser agrees that it shall not terminate the Offer prior to any scheduled Expiration Date without Company’s prior written consent, except for any termination of this Agreement in accordance with any applicable provision set forth in Section 11.0. 2.05 Termination of the Offer . Upon any termination of this Agreement pursuant to Section 11.0, Purchaser shall promptly (and in any event no longer than two (2) Business Days after the date of any such termination) and unconditionally terminate the Offer and shall not acquire any of the Shares tendered pursuant to the Offer. In the event that the Offer is terminated or withdrawn by Purchaser as provided hereunder, Purchaser shall promptly return, and cause any Depositary acting on behalf of Purchaser to return, in each case in accordance with applicable Legal Requirements, all Shares to Company Shareholders that have tendered Shares pursuant to the Offer. 2.06 Offer Documents; Dissemination . (a) Upon the Offer Commencement Date, or as promptly thereafter as practicable (and in accordance with Rule 14 d - 3 under the Exchange Act), Purchaser shall (1) file with the SEC a tender offer statement on Schedule TO with respect to the Offer (together with all amendments, supplements and exhibits thereto, referred to as the “Schedule TO” ) that will set forth the Offer (including the Initial Offer Price and other terms of the Offer), the offer period, the procedure that Company Shareholders must follow in tendering their Shares pursuant to the Offer, and a form of transmittal letter that Company Shareholders should use in tendering their Shares to the Depositary (selected in accordance with Section 6 . 0 ) and (2) cause and arrange for the TO Schedule, together with the Offer and associated documents (together with exhibits, annexes, supplements or

Page 5 of 56 amendments collectively, the “Offer Documents” ) to be disseminated to Company Shareholders in accordance with applicable Legal Requirements. (b) Purchaser shall file the Schedule TO and other Offer Documents with the SEC in order to comply in all material respects with the Exchange Act and the applicable regulations and rules thereunder and with any other Legal Requirements applicable to the Offer. Purchaser agrees to correct any information contained in the Offer Documents if and to the extent that any such information shall become false or misleading in any material respect. Purchaser further agrees that it shall take all steps necessary or required to cause the Offer Documents, upon being corrected, to be filed with the SEC as so corrected and to be disseminated to Company Shareholders in accordance with applicable Legal Requirements. (c) Company and the Company’s Board hereby consent to having a description of the Company Board Recommendation included in the Offer Documents. Company shall, as promptly as reasonably practicable, provide, furnish or otherwise make available to Purchaser, or to legal counsel for Purchaser, all information concerning Company and Company Shareholders that may be required or reasonably requested in connection with the activities or actions contemplated under this Section 2 . 06 . Company reserves the right to deliver to Purchaser a Company Board Final Recommendation following the determination of the Final Offer Price following the Record Date as provided in Section 2 . 02 . Each Company Board Recommendation, including the Company Board Final Recommendation, shall be filed with the SEC and shall be promptly disseminated to Company Shareholders in accordance with applicable Legal Requirements . (d) Company and its counsel shall be given reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof by Purchaser with the SEC . Purchaser agrees to provide Company and its counsel with full and complete copies of any comments that Purchaser or its counsel receives from the SEC with respect to the Offer Documents . Any such comments received by Purchaser or its counsel shall be provided to Company and its counsel promptly after receipt . Purchaser shall respond promptly to any comments from the SEC with respect to the Offer or any of the Offer Documents . Purchaser shall provide Company and its counsel a reasonable opportunity to review and comment on any response prepared by Purchaser or its counsel to any such comments received from the SEC prior to the submission thereof to the SEC . Purchaser agrees in good faith to give reasonable consideration to any comments or suggestions that Company or its counsel may make or provide with respect to any response Purchaser may propose to submit to the SEC in response to comments by the SEC on or as to the Offer or the Offer Documents . 2 . 07 Payment for Shares . In accordance with the provisions hereof, and subject to the satisfaction or waiver by Purchaser of the Offer Conditions, Purchaser shall promptly following the Expiration Date (and in any event within ten (10) Business Days after the Expiration Date), irrevocably and finally (a) accept for payment all of the Shares tendered pursuant to the Offer and not validly withdrawn (the date and time of such acceptance being the “Offer Acceptance Time” ), and (2) pay for all such Shares at the Final Offer Price as promptly as practicable (and in any event within five (5) Business Days) after the Offer Acceptance Time . 2 . 08 Offer Price Adjustments ; Recapitalizations . If, at any time between the Effective Date and the Offer Acceptance Time, the Shares are changed into a different number or class of

Page 6 of 56 shares as a result of any stock split, reverse stock split, division (or subdivision) of shares, stock dividend, consolidation of shares, reclassification, recapitalization) or other similar action or transaction, the Offer Price shall be adjusted accordingly . 2 . 09 Updates ; Shares Tendered . Purchaser shall, upon any request by Company or its counsel, advise Company on or as of any specified date, or on a daily basis during a period of seven (7) Business Days prior to the then scheduled Expiration Date, as to the number of Shares that have been tendered pursuant to the Offer and not validly withdrawn . SECTION 3 . 0 - ACTIONS BY COMPANY 3.01 Company’s Schedule 14D - 9 . (a) Company shall, promptly after the commencement of the Offer (within the meaning of Rule 14 d - 2 under the Exchange Act) and after Purchaser has filed the Schedule TO and Schedule 13 - E - 3 with the SEC, file with the SEC a Schedule 14 D - 9 (Tender Offer Recommendation Statement) (together with any exhibits, amendments or supplements thereto, referred to as the “Schedule 14D - 9” ) that includes the Company Board Recommendation, unless the Company Board has made a Company Board Adverse Change Recommendation as provided in Section 11.01. Company shall cause the Schedule 14D - 9 to comply in all material respects with the Exchange Act and other applicable Legal Requirements. (b) Company or Purchaser shall cause the Schedule 14 D - 9 to be disseminated to the holders of Shares (together with the Offer Documents) . Purchaser and Company each agree to respond promptly to any comments from the SEC with respect to the Schedule 14 D - 9 and to correct any information contained in the Schedule 14 D - 9 to the extent that any such information shall become false or misleading in any material respect . Company agrees to take all steps necessary to promptly cause the Schedule 14 D - 9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable Legal Requirements . (c) Purchaser shall provide, furnish or otherwise make available to Company and its legal counsel all information concerning Purchaser that may be required or reasonably requested in connection with any action contemplated by Section 3 . 01 (a) . Purchaser and its counsel shall be given reasonable opportunity to review and comment on the Schedule 14 D - 9 (including any amendments or supplements thereto) prior to the filing thereof with the SEC . Company agrees to provide Purchaser and its counsel with any comments that Company or its counsel may receive from the SEC with respect to the Schedule 14 D - 9 promptly upon receipt of any such comments . Except with respect to any disclosure regarding a Company Adverse Change Recommendation made in compliance with Section 11 . 01 , Company shall respond promptly to any comments of the SEC with respect to the Schedule 14 D - 9 . Company shall provide Purchaser and its counsel a reasonable opportunity to review and comment on any response to any such comments of the SEC and Company in good faith shall give reasonable consideration to any comments made by Purchaser or its counsel . 3.02 Company Shareholder Lists; Registry .

Page 7 of 56 (a) Company shall provide Purchaser with a list of Company Shareholders, mailing labels and any available digital file containing the names and addresses of all record holders of Shares and lists of the Shares and other securities positions that are held by Company’s transfer agent or any stock depository . Company shall make reasonable efforts to ensure that each such list is accurate and complete as of the most recent practicable date and shall provide Purchaser with any additional information or updates as to any such lists as they become available to Company and with such other assistance as Purchaser may reasonably request in connection with the Offer . The date of the shareholder list provided by Company to Purchaser (the “Shareholder List Date” ) (a) shall be the date used to determine the Persons to whom the Offer Documents and the Schedule 14 D - 9 are to be initially disseminated, and (b) cannot be more than ten (10) Business Days prior to the date on which the Offer Documents and the Schedule 14 D - 9 are first disseminated to Company Shareholders as contemplated herein . (b) Subject to applicable Legal Requirements, the shareholder lists, mailing labels, and related files provided by Company to Purchaser shall be considered nonpublic and confidential, and Purchaser shall maintain the confidentiality of all such information in accordance with the Confidentiality Agreement and agrees to only use such information in connection with the Offer . If, for any reason, this Agreement is terminated or otherwise expires, Purchaser agrees that all such information in the possession or under the control of Purchaser or its Representatives, such as shareholder lists, mailing labels, and related files, including summaries or extracts thereof, shall be either destroyed by Purchaser or, upon Company’s request, shall be returned to Company, and Purchaser shall instruct each of its Representatives, investors and contractors to destroy or return all such information to Company, without the retention of copies for archival purposes or otherwise . 3 . 03 Shareholder Registry or Ledger . Following the Offer Acceptance Time and the Closing, Company shall register or instruct its transfer agent to register the transfer of Shares accepted for payment by Purchaser on or following the Offer Acceptance Time, in each case effective upon Purchaser’s payment in full for all such Shares . SECTION 4.0 - JOINT FILING OF SCHEDULE 13E - 3 4.01 Schedule 13E - 3 . (a) Purchaser and Company shall, promptly after the commencement of the Offer (within the meaning of Rule 14 d - 2 under the Exchange Act), jointly file with the SEC a Schedule 13 E - 3 (Transaction Statement) (such statement, together with any exhibits, amendments or supplements thereto, referred to as the “Schedule 13 E - 3 ” ) in accordance with section 13 (e) of the Exchange Act and applicable regulations and rules promulgated thereunder . (b) Unless otherwise agreed, Purchaser shall cause the Schedule 13 E - 3 to be disseminated to Company Shareholders (together with the Offer Documents) . Purchaser and Company each agree to respond promptly to any comments from the SEC with respect to the Schedule 13 E - 3 and to correct any information contained in the Schedule 13 E - 3 to the extent that any such information shall become false or misleading in any material respect . Purchaser and Company each agree to

Page 8 of 56 take all steps necessary to cause the Schedule 13 E - 3 as so corrected to be filed promptly with the SEC and to be disseminated to Company Shareholders in accordance with applicable Legal Requirements . (c) Purchaser and Company shall provide, furnish and otherwise make available to each other and their respective counsel all information that may be required or reasonably requested by either Party in connection with any of the actions contemplated in this Section 4 . 01 . Purchaser and Company, and each of their respective counsel, shall have a reasonable opportunity to review and provide comments on Schedule 13 E - 3 (including any amendment thereto) prior to its being filed with the SEC . Unless requested otherwise by the SEC, Purchaser and Company shall jointly respond to any comments of the SEC with respect to the Schedule 13 E - 3 . Each Party shall have a reasonable opportunity to review and comment on any response to any such comments of the SEC and each Party shall in good faith give reasonable consideration to any comments made or suggested by another Party or its counsel . SECTION 5 . 0 - OPTIONS, WARRANTS & RESTRICTED STOCK AWARDS 5.01 Company Stock Options . (a) Prior to the Initial Expiration Date, and without any action on the part of the holder thereof, each outstanding and unexercised Option (to the extent that any Options exist or are outstanding), whether vested or unvested, that has an exercise or strike price per Share that is less than the Final Offer Price (per Share) shall be deemed exercised (unless the holder thereof exercises the Option sooner in accordance with its terms) and the holder thereof shall receive a number of Shares determined as the product of (1) the excess, if any, of the Final Offer Price (per Share) over the exercise or strike price (per Share) specified in the Option, multiplied by (b) the total number of Shares subject to such Option . Upon the exercise of each Option as provided hereinabove, Company shall be entitled to liquidate a portion of the Shares issuable upon the exercise of the Option in order to comply with any applicable federal and state tax and related withholding requirements . (b) Any Option with an exercise or strike price (per Share) that equals or exceeds the Offer Price (per Share) shall be cancelled for no consideration or payment unless and to the extent that the terms of the Option or any Stock Plan that has been adopted by Company do not authorize or permit cancellation in connection with the Transaction . 5 . 02 Company Warrants . Prior to the Expiration Date, Company shall use reasonable efforts to cause each holder of an outstanding Warrant to exercise the Warrant in accordance with its terms if, and to the extent that, the exercise or strike price (per Share) set forth in the Warrant is less than the Final Offer Price (per Share) . Any outstanding Warrant having an exercise or strike price (per Share) that equals or exceeds the Final Offer Price shall be cancelled and terminated as of the Offer Acceptance Time for no consideration or payment unless the terms of the Warrant do not authorize or permit cancellation in connection with the Transaction .

Page 9 of 56 3. Convertible Rights . Prior to the Expiration Date, Company shall use reasonable efforts to cause each holder of Convertible Rights to exercise their right to convert outstanding principal and interest under the Convertible Rights to Shares as contemplated by Section 10 . 04 . 4. Restricted Stock . Shares that have been issued by Company or are otherwise held as “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act may be tendered pursuant to the Offer if, and to the extent that, the Shares are considered to be offered and sold pursuant to an available exemption from registration under the Securities Act . Prior to the Offer Acceptance Time, Company shall use reasonable efforts to contact each holder of restricted securities and shall, upon securing appropriate opinions of counsel if necessary or appropriate, determine whether the restricted securities may rely upon an available exemption under the Securities Act or regulations promulgated thereunder (including Rule 144 ) that will enable Company to remove the restrictive legend affixed or attaching to such Shares so that the holder thereof may elect to tender such Shares pursuant to the Offer . SECTION 6.0 - DEPOSITARY; ACCEPTANCE AND PAYMENT FOR SHARES 1. Appointment of Depositary . Prior to the Offer Commencement Date, Purchaser and Company shall select and appoint a reputable bank, trust company, or registered transfer agent to act as the depositary and paying agent for the Offer (the “Depositary” ) . All fees and expenses incurred with respect to the retention and use of the Depositary for purposes of this Agreement shall be paid by Purchaser . 2. Delivery of Payment Fund . For the purpose of purchasing Shares tendered pursuant to the Offer and not validly withdrawn, Purchaser shall rely upon funds and financing provided by Bright Wealth Banking Consultant, a banking consulting firm licensed by the Ministry of Economy, Department of Economic Development, Dubai, UAE (License No . 942379 ), an affiliate of Purchaser ( “Brightwealth” ) . Purchaser shall, at or prior to the Expiration Date, acting through Brightwealth, deposit or cause to be deposited with the Depositary, in trust for the benefit of the tendering shareholders of Company, an amount equal to $ 35 million in cash, without offset or deduction (the “Payment Fund” ) . Following the Offer Acceptance Time, the Payment Fund shall be disbursed by the Depositary in accordance with the terms of this Agreement, including payment of the Offer Price for all Shares that Purchaser becomes obligated to purchase under the terms of this Agreement . 3. Acceptance and Payment . Subject to the terms and conditions of the Offer, at or immediately following the Offer Acceptance Time, Purchaser shall accept for payment and promptly cause the Depositary, from the Payment Fund, to pay for all Shares tendered pursuant to the Offer and not validly withdrawn . Purchaser’s obligation to pay for Shares accepted for payment shall be deemed satisfied upon the Depositary’s disbursement of funds from the Payment Funds to pay for all Shares that have been tendered pursuant to the Offer and not validly withdrawn . The Depositary shall act as the exclusive agent for the tendering shareholders of Company for the purpose of receiving the Payment Fund from Purchaser and disbursing funds from the Payment Fund to satisfy Purchaser’s obligation to pay for all Shares tendered pursuant to the Offer . Under no circumstances shall interest be paid on the Final Offer Price by Purchaser or the Depositary by

Page 10 of 56 reason of any delay in disbursing payment to Company Shareholders that have validly tendered Shares pursuant to the Offer. 6.04 Mechanics of Tender . Payment to Company Shareholders by the Depositary shall be made only after timely receipt by the Depositary of: (a) Physical certificates representing the tendered Shares or a timely book - entry confirmation of the transfer of such Shares into the Depositary’s account at a book - entry transfer facility ; (b) A properly completed and duly executed letter of transmittal or an agent’s message in the case of a book - entry transfer; and (c) Any other customary documents or signature guarantees that may be reasonably required by the Depositary. 6 . 05 Return of Unpurchased Shares . If any tendered Shares are not accepted for payment or purchased pursuant to the terms of the Offer for any reason, or if certificates are submitted for more Shares than are tendered, the Depositary shall, as promptly as practicable following the expiration, termination, or withdrawal of the Offer, return the physical certificates (or issue new certificates for unpurchased amounts) or credit the unpurchased book - entry Shares back to the appropriate accounts at the book - entry transfer facility, in either case without expense to the Company Shareholder . SECTION 7.0 - NEVADA ANTI - TAKEOVER STATUTES; INAPPLICABILITY 7.01. Inapplicability of NRS † 78.378 - 78.3793 . (a) The Nevada “Acquisition of Controlling Interest” statute set forth at NRS † 78 . 378 through † 78 . 3793 (the “Control Share Statute” ) provides in general that any person or entity that acquires 20 % or more of the outstanding voting shares in an “issuing corporation” in the secondary public or private market may be denied voting rights in the acquired shares unless a majority of the disinterested stockholders of the corporation elect to restore such voting rights in whole or in part . The Control Share Statute is only applicable to the shares of an “issuing corporation”, defined under NRS † 78 . 3788 to mean a Nevada corporation that (1) has 200 or more shareholders, with at least 100 being shareholders of record at all times during a period of ninety days prior to a specified date with a Nevada address listed in the corporation’s stock ledger, and (2) transacts business, directly or through its affiliates, in the state of Nevada . (b) Company has determined that it (1) has more than 200 shareholders but does not have, and has not had within the 90 - day period preceding the Effective Date, 100 or more registered holders of Shares that have a Nevada address listed on the books of Company, and (2) does not transact business in the state of Nevada (other than Nevada being the Company’s place of organization) . Accordingly, as of the Effective Date, the Company does not qualify as an “issuing corporation” and will not so qualify at any time prior to the consummation of the Offer as provided

Page 11 of 56 under this Agreement. For that reason, the Parties have determined that the Control Share Statute does not, and will not prior to the consummation of the Offer, apply to Company or the Transaction. (c) In the event that, at any time prior to the Offer Acceptance Time, a change in circumstances occurs that would render Company an “issuing corporation” within the meaning of NRS † 78 . 3788 , Company shall promptly disclose this change to Purchaser, in which case Purchaser shall be entitled, in its discretion, to either (1) terminate this Agreement and the Offer as provided in Section 11 . 0 , or (2) amend the Offer in a manner that will comply with the Control Share Statute to the extent that it may be applicable . 7.02 Inapplicability of NRS † 78.411 - 78.444 . (a) The Nevada “Combination with Interested Stockholders” statute at NRS † 78 . 411 through † 78 . 444 (the “Combination Statute” ), if applicable to a transaction, will prevent an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination” (e . g . any merger, consolidation, sale, lease, exchange mortgage, pledge, transfer or other disposition) unless certain conditions are met . Under NRS † 78 . 423 , an “interested stockholder” means the beneficial owner of 10 % or more of the voting shares of a resident domestic (Nevada) corporation . Under NRS † 78 . 433 , subsection 1 (a), the Combination Statute will not apply to a Nevada corporation that was not a “publicly traded corporation” (as such term is defined in NRS † 78 . 010 , sub . 1 (e), and in other provisions of the Nevada Corporation Law) on the date that the person became an “interested stockholder” unless the articles of incorporation of the Nevada corporation provide otherwise . (b) Purchaser and Company have determined that Company has never been a “publicly traded company” within the meaning of NRS † 78 . 010 , sub . 1 (e) (and as such term is also defined elsewhere in the Nevada Corporation Law), and (2) the Company Articles of Incorporation do not, and have never, affirmatively provided for the application of the Combination Statute to any combination under the Combination Statute . For that reason, Purchaser and Company have determined that the Combination Statute does not apply to Company or the Transaction . SECTION 8.0 - COMPANY’S REPRESENTATIONS AND WARRANTIES Subject to the disclosures contained in any documents filed by Company with the SEC since June 30 , 2025 that are publicly available as of the Effective Date, and to the information set forth in the Company Disclosure Schedule, Company represents and warrants as of the Effective Date the following : 8.01 Organization and Qualification . Company is duly incorporated and validly existing under the laws of the state of Nevada . Company is in good standing (as may be a recognized concept in such jurisdictions) with all power and authority to own, lease and operate its properties and conduct its business as currently conducted, except for such failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect . Company is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each of the

Page 12 of 56 jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect . 8.02 Capitalization . (a) Outstanding Capital Stock . Section 8 . 02 (a) of the Company Disclosure Schedule describes the capitalization of Company . As of the Effective Date, (1) there were 317 , 220 , 739 Shares issued and outstanding (excluding Shares issuable upon the exercise of Warrants and Convertible Rights), and (2) no Preferred Shares, in any class, have been issued or are outstanding . All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights or adverse claims held or asserted by Company . (b) Warrants . Section 8 . 02 (b) of the Company Disclosure Schedule contains a table reflecting the Warrants that are outstanding and unexercised as of the Effective Date . As of the Effective Date, there are 19 , 769 , 399 Shares issuable upon the exercise of Warrants that are outstanding and unexercised . (c) Convertible Rights . Section 8 . 02 (c) of the Company Disclosure Schedule contains a table reflecting the Convertible Rights remaining valid and unexercised as of the Effective Date . As of the Effective Date, there are 1 , 250 , 000 Shares issuable upon the exercise of Convertible Rights that are outstanding and unexercised . (d) Options . As of the Effective Date, there were no Options existing or that are outstanding and unexercised . (e) Restricted Stock Awards . As of the Effective Date, there are no Restricted Stock Awards issued and outstanding for which a risk of forfeiture has not lapsed or expired . (g) Stock Plans . As of the Effective Date, no Stock Plan has been adopted by Company and no Shares have been reserved by Company for future issuance to officers, directors, employees, consultants or other Persons . (h) Treasury Shares . As of the Effective Date, Company held no Treasury Shares. (i) Except for outstanding Warrants and Convertible Rights (as described in Section 8 . 02 (b) and 8 . 02 (c), respectively, as of the Effective Date there were no outstanding (1) securities of Company that are convertible into or exchangeable for shares of capital stock, voting rights or ownership interests in Company, (2) options, warrants, rights, agreements or other commitments or obligations on the part of Company that require it to issue any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) Company, (3) commitments or obligations on the part of Company that require it to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company, (4) commitments or

Page 13 of 56 obligations by Company to make any payments based on the price or value of the Shares, (5) obligations requiring Company to purchase, redeem or otherwise acquire securities of Company, and (6) voting trusts or other agreements or understandings to which Company is a party with respect to voting Company’s capital stock . 8.03 Indebtedness . (a) Section 8 . 03 of the Company Disclosure Schedule describes the Indebtedness of Company as of the Effective Date, reflecting a total of $ 475 , 313 . 41 . (b) Except for the matters described in Section 8 . 03 of the Company Disclosure Schedule, and any matter that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Company has no material Indebtedness, save and except for (a) debt disclosed on Company’s audited balance sheet, including the footnotes thereto, contained in Company’s Annual Report on Form 10 - K for the period ended June 30 , 2025 , Company’s Quarterly Report on Form 10 - Q for the period ended September 30 , 2025 ; Company’s Quarterly Report on Form 10 - Q for the period ended December 31 , 2025 , and Company’s Quarterly Report on Form 10 - Q for the period ended March 31 , 2026 ; and (b) liabilities incurred in the ordinary course of business since March 31 , 2026 . 8.04 Subsidiaries and Partially - Owned Entities . (a) Company holds or beneficially owns (1) 100 % of the outstanding capital stock in XYRA Corp . , a Wyoming corporation, and (2) approximately 17 % of the outstanding shares of common stock in Alchemy Beverages Inc . , a Delaware corporation . (b) Except for XYRA and Alchemy, there are no other Persons in or as to which Company holds or beneficially owns shares of capital stock, partnership interests, membership interests or other ownership, equity or voting interests . 8.05 Corporate Power; Enforceability . (a) Company has all requisite corporate power and authority, to execute and deliver this Agreement, to perform its covenants and obligations hereunder and to consummate the transactions contemplated hereby . The execution and delivery by Company of this Agreement, the performance by Company of its covenants and obligations hereunder, and the consummation by Company of the Transaction have been duly and validly authorized by all necessary corporate action on the part of Company, and no additional corporate proceedings or actions on the part of Company are necessary to authorize Company’s execution and delivery of this Agreement, the performance by Company of its covenants and obligations herein, or the consummation of the Transaction . (b) This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except that such enforceability as (1) may be limited by applicable bankruptcy, insolvency,

Page 14 of 56 reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (2) is subject to general principles of equity (collectively, the “Enforceability Exceptions” ) . 6. Shareholder Approval . No votes of the holders of any class or series of Company’s capital stock are necessary under the Company Articles of Incorporation, the Company Bylaws, or the Nevada Corporation Law to approve this Agreement . 7. Consents and Approvals ; No Violation . Neither the execution and delivery of this Agreement by Company, the performance by Company of its covenants and obligations hereunder, nor the consummation of the Transaction will (a) violate or conflict with or result in any breach of any provision of the Company Articles of Incorporation or the Company Bylaws ; (b) require any Permit from or issued b y , or filing with or notification to, any Governmental Entity, save and except (1) as may be required under the (U . S . ) National Security Laws, (2) the applicable requirements of any federal or state securities laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, and/or (3) any applicable requirements of the OTC Market ; (c) violate, conflict with, or result in a breach of any provisions of, or require any consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Material Contract ; (d) result in (or, with the giving of notice, the passage of time or otherwise, would result in) the creation or imposition of any Lien on any asset of Company (other than Permitted Liens or a Lien created by Purchaser) ; or (e) violate any law, regulation or order applicable to Company or by which any of its assets i s bound, except as, in the case of the preceding clauses (b) through (e), inclusive, have not had, and would not, either individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect . 8.08. Financial Liabilities . (a) Section 8 . 08 of the Company Disclosure Schedule sets forth the accrued Liabilities of Company as of the Effective Date, reflecting a total of $ 170 , 337 . (b) Except for the matters described in Section 8 . 08 of the Company Disclosure Schedule, and any matter that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Company has no material Liabilities, save and except for (a) liabilities disclosed on Company’s audited balance sheet, including the footnotes thereto, contained in Company’s Annual Report on Form 10 - K for the period ended June 30 , 2025 , Company’s Form 10 - Q for the period ending September 30 , 2025 ; Company’s Form 10 - Q for the period ending December 31 , 2025 , Company’s Form 10 - Q for the period ending March 31 , 2026 ; (b) liabilities incurred in the ordinary course of business since June 30 , 2026 ; (c) performance obligations on the part of Company pursuant to the terms of any Material Contract (other than liabilities or obligations due to breaches thereunder), and (d) liabilities arising out of or in connection with this Agreement and the Transaction . 8 . 09 Absence of Certain Changes . Since March 31 , 2026 (the end date of Company’s Quarterly Report on Form 10 - Q for the period ended March 31 , 2026 ), Company (a) has not

Page 15 of 56 suffered any Material Adverse Effect, and (b) has conducted its business in the ordinary course of business in all material respects, except for the negotiation, execution, delivery and performance of this Agreement . 10. Financial Advisors, Brokers & Finders . Section 8 . 10 of the Company Disclosure Schedule sets forth a true and correct list of all investment bankers, financial advisors, brokers and finders utilized by Company in connection with this Agreement and the Transaction . Except for the brokers, finders, investment bankers, and financial advisors listed in Section 8 . 10 of the Company Disclosure Schedule the compensation payable by Company thereto, respectively, no broker, finder, investment banker or financial advisor is or will be entitled to receive any brokerage, finder’s, financial advisor’s, transaction fee or commission in connection with this Agreement or the Transaction based upon agreements or arrangements made by Company or any of its officers, directors or employees . 11. Employees; Benefit Plans . (a) Company has two employees, including the Chief Executive Officer, each of whom is considered an “at - will” employee of Company . Company has not adopted, and does not maintain, any Benefit Plans or other benefits for its employees other than basic benefits required or prescribed by applicable federal or state law . (b) Neither the execution by Company of this Agreement nor the consummation of the Transaction will (1) entitle any current or former director, officer, employee, or consultant of Company (each a “Service Provider” ) to any payment of compensation, (2) materially increase the amount of compensation or benefits owed to any current or former Service Provider, (3) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit to any current or former Service Provider, or (4) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1 . 280 G - 1 ) that would, individually or in combination with any other payment, constitute an “excess parachute payment” (as defined in Section 280 G(b)(1) of the Code) . (c) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (1) Company is not the subject of any pending or, to the knowledge of Company’s executive officers, threatened Legal Proceeding alleging that Company has engaged in any unfair labor practice under any law, and (2) there is no pending or, to the knowledge of Company’s executive officers, threatened (in writing) labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of Company . (d) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Company is in compliance with all applicable laws relating to employment, including laws relating to terms and conditions of employment, health and safety, wage payment, wages and hours, classification of workers as independent contractors or employees, classification of employees as exempt or non - exempt for purposes of wage and hour laws, overtime and minimum wage, child labor, paid vacation, paid sick time, leaves of absence, meal breaks and rest periods, pay equity, restrictive covenants, immigration and work

Page 16 of 56 authorizations, background checks, employment discrimination, retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, prevailing wages, workers’ compensation, labor relations, collective bargaining, social welfare obligations and unemployment insurance . (e) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (including, for example, any accrued payroll as described in Section 8 . 08 of the Company Disclosure Schedule), to the knowledge of Company’s executive officers, Company is not delinquent in any payments to any of its employees for any wages, salaries, bonuses, commissions, incentives, fees or other compensation earned or due with respect to their employment or services or for amounts required to be reimbursed . (f) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the Effective Date, there is no Legal Proceeding or governmental or administrative investigation, audit, inquiry or action pending, or, to the knowledge of Company’s executive officers, threatened in writing against Company relating or with respect to any labor or employment practices or matters . 12. Litigation . There are no Legal Proceedings pending or, to the knowledge of Company’s executive officers, threatened against Company that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect . Company is not subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect . 13. Tax Matters . Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect : (a) Company has timely filed all income and other U . S . and state tax returns required to be filed (taking into account any extensions of time within which to file such tax returns and all such tax returns are complete and accurate in all material respects . Company has paid all income and other material Taxes that are required to be paid (whether or not reflected as due and owing on any tax return) . (b) There are no pending audits, examinations, assessments or other proceedings in respect of material Taxes of Company, no such audits or proceedings have been asserted or proposed in writing, and Company has not received written notice of any audits or proceedings . Company has not executed any waiver of any statute of limitations with respect to, or extended the period for the assessment or collection of, any Tax that is material, which in either case remains in effect . (c) Within the last two years preceding the Effective Date, no written claim has been made by a Governmental Entity in a jurisdiction where Company does not file tax returns (or the equivalent of a tax return) that Company is or may be subject to a Tax in or with respect to that jurisdiction . (d) No Liens for Taxes exist on the assets of Company other than Permitted Liens.

Page 17 of 56 8 . 14 Compliance with Law ; Permits . Other than matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) Company is not, nor has been since March 31 , 2026 , in conflict with, in material default under or with respect to, or in violation of any laws applicable to Company, or by which any property or asset of Company is bound or affected, (b) Company has any Permits required to conduct its business as currently conducted and such Permits are valid and in full force and effect, (c) Company has not received any written notice from any Governmental Entity threatening to revoke or suspend any such Permit, and (d) Company is in material compliance with the terms of any such Permits . 8.15 Intellectual Property . (a) Section 8 . 15 of the Company Disclosure Schedule sets forth a list of (1) all material Company Registered Intellectual Property Rights, together with the name of the current owner(s), the applicable jurisdictions for such registrations, and the applicable application, registration or other similar identification numbers for each such registration, (2) licenses reserved by or granted back to Company from Third Persons that have previously acquired patents and patent rights from Company, and (3) licenses granted by Company to Alchemy and Xyra . Except as otherwise indicated, Company is the exclusive owner of all material Company Registered Intellectual Property Rights described in Section 8 . 15 (a) of the Company Disclosure Schedule, which in each case are free and clear of any Liens other than (i) licenses that have been granted Alchemy and Xyra and Alchemy, respectively, and (ii) Permitted Liens . (b) Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, all material Company Registered Intellectual Property Rights described in Section 8 . 15 (a) of the Company Disclosure Schedule are valid and, to the knowledge of Company’s executive officers, are enforceable . Additionally, except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Company has not received written notice from any Third Person challenging the validity, enforceability or ownership of any Company Registered Intellectual Property Rights ; nor is Company currently a party to any proceeding relating to any such challenge, except for office actions and other ex parte proceedings in the ordinary course of prosecuting or maintaining the Company Registered Intellectual Property Rights . (c) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Company has not received any written notice from any Third Person that the operation of the business of Company as currently conducted infringe or misappropriate the Intellectual Property Rights of any Third Person . (d) To the knowledge of Company’s executive officers, except for matters that would not, individually or in the aggregate, reasonably be expected to be material to Company, no Third Person is currently infringing or misappropriating any Company Intellectual Property Rights . Company is not currently a party to any proceeding (1) challenging the validity, enforceability or ownership of any Intellectual Property Rights of any Person, or (2) asserting that the operation of the business of any Person, or any Person’s products or services, infringes or misappropriates any Company Intellectual Property Rights .

8.16 Real Property; Tangible Assets . (a) Except for interests in the Real Property (Office) Lease, Company does not own real property. (b) Company will make available to Purchaser, upon Purchaser’s request, a true, correct and complete copy of the Real Property (Office) Lease . Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (1) the Real Property (Office) Lease is valid and binding on Company and is in full force and effect, subject to the Enforceability Exceptions, (2) all rent and other sums and charges payable by Company as tenant are current, (3) no termination event or condition or uncured default of a material nature on the part of Company exists under the Real Property (Office) Lease, (4) Company has a good and valid leasehold interest in or under the Real Property (Office) Lease, free and clear of all Liens, except Permitted Liens, (5) Company has not received any written notice from any landlord under the Real Property (Office) Lease that such landlord intends to terminate the lease, and (6) Company has not received written notice of any pending and, to the knowledge of Company’s executive officers, there is no threatened, condemnation with respect to any property included within or made subject to the Real Property (Office) Lease . 17. Material Contracts . Other than the licenses (reserved, grant - back and other licenses) described in Section 8 . 15 of the Company Disclosure Schedule, Contracts that form the basis of Indebtedness or accrued Liabilities as described in Section 8 . 03 and Section 8 . 08 , respectively, of the Company Disclosure Schedule, the Real Property (Office) Lease, and this Agreement, Company is not a party to and is not bound by or under the terms of any Material Contract . 18. Related Party Transactions . Except as disclosed in Company SEC Documents, no current director or officer of Company (a) has outstanding any indebtedness to Company, or (b) is otherwise a party to, or directly or indirectly benefits from, any Contract, arrangement or understanding with Company . 19. No Other Representations or Warranties . Except for the representations and warranties contained in this Section 8 . 0 made as of the Effective Date, Company makes no express or implied representation or warranty with respect to Company or with respect to any other information provided to Purchaser in connection with the transactions contemplated hereby, and Purchaser expressly disclaims reliance on any representation or warranty of Company or any other Person other than the representations and warranties expressly contained in this Section 8 . 0 . SECTION 9.0 - PURCHASER’S REPRESENTATIONS AND WARRANTIES Purchaser as of the Effective Date represents and warrants to Company as follows: 9 . 01 Organization and Qualification . Purchaser is duly incorporated and validly existing under the laws of laws of Luxembourg (LEI 254900 O 9 S 4 IMFHHKCZ 08 ) . Purchaser is good standing (as may be a recognized concept in such jurisdictions) with all power and authority to own, lease and operate its properties and conduct its business as currently conducted, except for such failures that would not, individually or in the aggregate, reasonably be expected to have a Page 18 of 56

Page 19 of 56 Material Adverse Effect . Purchaser is qualified and in good standing as a foreign corporation or other entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect . 9.02 Corporate Power; Enforceability . (a) Purchaser has the requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and to consummate the transactions contemplated hereby . The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its covenants and obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of Purchaser and no additional corporate proceedings or action on the part of Purchaser are necessary to authorize the execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its covenants and obligations hereunder or the consummation by Purchaser of the transactions contemplated hereby . (b) This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Enforceability Exceptions . As of the Effective Date, (a) the board of directors (or other governing body) of Purchaser (the “Purchaser Board” ) has approved this Agreement and the transactions contemplated hereby, and (b) the Purchaser Board has (1) determined that it is in the best interests of Purchaser and its shareholders, and has declared it advisable, to enter into this Agreement, (2) approved the execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its covenants and agreements contained herein and the consummation of the Offer upon the terms and subject to the conditions contained herein, and, in each of the foregoing clauses (a) and (b), the actions or determinations by the Purchaser Board were authorized, made or adopted at meetings duly called and held (or by unanimous written consent if so authorized under the laws of Luxembourg governing Purchaser’s governance) . No vote of Purchaser’s shareholders is necessary to approve this Agreement or any of the transactions contemplated hereby . 9 . 03 Shareholder Approval . No meeting or vote of the general shareholders of Purchaser is necessary or required under the Purchaser Articles of Incorporation, the Purchaser Bylaws, or the Luxembourg Companies Law to approve this Agreement and enable Purchaser to perform its covenants and obligations hereunder and to consummate the transactions contemplated hereby . 9 . 04 Consents and Approvals ; No Violations . Neither the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its covenants and obligations hereunder, nor the consummation of the Transaction will (a) violate or conflict with or result in any breach of any provision of the Purchaser Articles of Incorporation or the Purchaser Bylaws ; (b) require any Permit from or issued by, or filing with or notification to, any Governmental Entity save and except (1) as may be required under any applicable National Security Laws, and (2) the applicable

Page 20 of 56 requirements of any federal or state securities laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder ; (c) violate, conflict with, or result in a breach of any provisions of, or require any consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract to which Purchaser may be a party ; (d) result in (or, with the giving of notice, the passage of time or otherwise, would result in) the creation or imposition of any Lien on any asset of Purchaser (other than Permitted Liens) ; or (e) violate any law, regulation or order applicable to Purchaser or by which any of its assets are bound, except as, in the case of the preceding clauses (b) through (e), have not and would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect . 5. Disclosures by Purchaser . None of the Offer Documents will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading . None of the information with respect to Purchaser supplied or to be supplied by or on behalf of Purchaser specifically for inclusion or incorporation by reference in the Schedule 14 D - 9 or Schedule 13 E - 3 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is first published, sent or given to Company’s shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading . For clarity, the representations and warranties in this Section 9 . 0 will not apply to statements or omissions that are included or incorporated by reference in the Offer Documents (and any amendment or supplement thereto), if applicable, the Schedule 14 D - 9 or Schedule 13 E - 3 based on information supplied to Purchaser by Company or any of its Representatives for inclusion therein . 6. Litigation . As of the Effective Date, there are no Legal Proceedings pending or, to the knowledge of Purchaser’s executive officers, threatened against or relating to Purchaser that would, or seek to, prevent, materially delay or hinder the consummation of the transactions contemplated hereby . As of the Effective Date, Purchaser is not subject to any outstanding Order that, individually or in the aggregate, would, or seeks to, prevent, materially delay or hinder the consummation of the transactions contemplated hereby . 7. Compliance with U.S. Sanctions; OFAC Regulations . (a) Neither Purchaser or any of its Affiliates, nor any of their respective Affiliates, directors, officers, managers or investors, is currently listed on the Specially Designated Nationals and Blocked Persons List (SDN List) or any other prohibited or restricted party or persons lists maintained by the U . S . Office of Foreign Assets Control (OFAC) . Purchaser understands that this representation extends to any other Person that is owned, directly or indirectly, by 50 % or more by Purchaser or any of its Affiliates, or any of their respective Affiliates, directors, officers, managers, or other participant with Purchaser in the transactions contemplated hereby .

Page 21 of 56 (b) None of the funds being used to fund the Transaction, or for the payment of any part of the Required Amount, will be sourced or derived from any restricted, illegal, or sanctioned activities, governments or Persons under U . S . laws, rules or regulations, including OFAC regulations and U . S . export regulations . 9 . 08 Brokers & Finders . Purchaser has not retained the services of a broker or a finder in connection with this Agreement, the Offer or the Transaction . Company shall have no responsibility for any brokerage, finder’s, financial advisor’s or other fee or commission payable to any broker, finder or investment banker retained by Purchaser in connection with this Agreement or the transactions contemplated hereby . 9.09 Payment of Required Amounts . (a) Purchaser represents that the financing and funds required for the cash necessary to consummate the Transaction, including the Required Amount, will be deposited with the Depositary on or before the Offer Acceptance Time . (b) The funds deposited with the Depositary as the Payment Fund in accordance with Section 6 . 02 will, in the aggregate, be sufficient for the payment of (1) the aggregate Offer Price necessary to purchase all Shares that Purchaser becomes obligated to purchase pursuant to the Offer, (2) the outstanding Indebtedness and accrued Liabilities of Company as described in Section 8 . 03 and Section 8 . 08 , respectively, of the Company Disclosure Schedule, and (3) the amount of the Company Transaction Fees, and (4) any fees, expenses and other amounts required to be paid by Purchaser under this Agreement (collectively, the “Required Amount” ) . 9 . 10 No Other Representations or Warranties . Except for the representations and warranties contained in this Section 9 . 0 and in the Offer Documents, Purchaser makes no express or implied representation or warranty with respect to Purchaser or other information provided to Company in connection with the transactions contemplated hereby, or with respect to the financing and funds that will be available to pay the Required Amount under the terms of this Agreement, and Company expressly disclaims reliance on any representation or warranty of Company or any other Person other than the representations and warranties expressly contained in this Section 9 . 0 or the Offer Documents . SECTION 10 . 0 - COVENANTS OF THE PARTIES 1. Company’s Business Operations . Prior to the Closing, Company will use its commercially reasonable efforts to (a) conduct its operations in all material respects according to its ordinary course of business, and (b) preserve intact its business organization and to preserve the present relationships with those Persons having significant business relationships with Company . 2. Company Private Placement . From and after the Effective Date, Company shall be entitled to conduct a private offering in and under which a maximum of five million ( 5 , 000 , 000 ) Shares may be issued to Third Persons in reliance upon available exemptions from registration under Section 4 (a)(2) of the Securities Act . The private offering conducted by Company shall be

Page 22 of 56 conducted primarily for the purpose of raising needed working capital, paying and discharging fees, costs and expenses incurred by Company (including fees paid to financial advisors, accountants, attorneys and consultants) in connection with this Agreement, the Offer and the transactions contemplated hereby, and satisfying or discharging, either in whole or in part, any Indebtedness and accrued Liabilities that may become due and payable, or that Company determines should be satisfied or reduced, during the pendency of the Offer . 3. Reporting Status ; OTC Market . Prior to the Closing, Company (a) will file in a timely manner all reports required to be filed under the Securities Act and the Exchange Act, and the respective regulations promulgated thereunder, and under any applicable state securities laws, or under or pursuant to any rules or regulations of the OTC Market, and (b) will not terminate its status as an issuer required to file reports under the Exchange Act, and (c) take all reasonable action under its control to maintain the continued listing, quotation and trading of its common stock on the OTC Market . 4. Exercise of Convertible Rights; Dissolution of XYRA . (a) The Parties acknowledge and agree that, as of the Effective Date, XYRA has not achieved a public listing of its common stock as originally planned, has no assets, and has limited operations other than its initial business plans and should therefore be administratively dissolved . Under the terms of the Convertible Rights, a limited number of persons have provided initial loans to XYRA and have the right, if XYRA’s common stock is not publicly listed within one year, to convert the outstanding principal and interest under the Convertible Rights to Shares in Company . Following the Effective Date, Company agrees to notify each person holding Convertible Rights that XYRA will not likely be publicly listed within convertible notes representing the Convertible Rights and that each such person will be entitled, at their option, to convert the outstanding principal and interest under each note to Shares of Company in accordance with the terms thereof and as contemplated under Section 5 . 03 . (b) In the event that all holders of Convertible Rights exercise their respective right convert outstanding principal and interest to Shares prior to the Expiration Date (as may be extended under the terms of this Agreement) : (1) each such holder of Shares issued upon conversion shall be entitled to tender their Shares pursuant to the Offer as provided in this Agreement ; and (2) Company shall, prior to the Closing, surrender to XYRA its ownership of 100 % of the outstanding shares of common stock in XYRA, in which case XYRA will be administratively dissolved under Wyoming law . 10.05 Third Party Proposals . (a) Except as otherwise expressly permitted by this Section 10.05(a), Company shall not (1) directly or indirectly continue any solicitation, knowing encouragement, discussions or negotiations with any Third Person relating to any Third Party Proposal, (2) directly or indirectly (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non - public

Page 23 of 56 information) any inquiries regarding, or the making of any proposal or offer that constitutes a Third Party Proposal, (ii) engage in, conduct, continue or otherwise participate in any discussions or negotiations regarding a Third Party Proposal or any proposal or offer that could reasonably be expected to lead to a Third Party Proposal, or (iii) enter into any letter of intent (or equivalent instrument), agreement, agreement in principle or similar agreement with respect to a Third Party Proposal unless, with respect to any and each of the foregoing restrictions or limitations, the Company Board determines in good faith that the failure to do so would be inconsistent with the standard of conduct applicable to directors under applicable Legal Requirements, in which event Company may take the actions described in clauses (i), (ii), or (iii) to the extent necessary to permit a Third Person to make, on a confidential basis to the Company Board, any Third Party Proposal . (b) Notwithstanding anything to the contrary contained in this Agreement, if at any time prior to the Offer Acceptance Time, Company receives a Third Party Proposal from any Third Person or group of Third Persons, (1) Company may contact such Third Person (or group of Third Persons) solely to clarify the terms and conditions of any such Third Party Proposal and to inform such Third Person (or group of Third Persons) of the terms of this Section 10 . 05 , and (2) if the Company Board determines in good faith that such Third Party Proposal either constitutes or would be reasonably expected to lead to a Superior Offer, then Company may (i) furnish under a confidentiality agreement both public and nonpublic information to the Third Person (or group of Third Persons) making the Third Party Proposal, and (ii) engage in or otherwise participate in discussions or negotiations with the Third Person (or group of Third Persons) making the Third Party Proposal . (c) Company shall (1) ) promptly (and in any event within 48 hours) notify Purchaser of any Third Party Proposal or any other written proposal or offer (including any proposed letter of intent or equivalent instrument) that could reasonably be expected to lead to a Third Party Proposal, that is received by Company and, in each case, provide to Purchaser unredacted copies of any such Third Party Proposal, and (2) keep Purchaser reasonably informed of any material developments, discussions or negotiations regarding any Third Party Proposal (including by furnishing copies of any further amendments thereto) on a reasonably prompt basis . (d) Nothing in this Section 10 . 05 or any other provision of this Agreement shall prohibit Company from (1) taking or disclosing to Company Shareholders a position contemplated by Rule 14 e - 2 (a), Rule 14 d - 9 or Item 1012 (a) of Regulation M - A promulgated under the Exchange Act, (2) making a “stop, look and listen” communication pursuant to Rule 14 d - 9 (f) under the Exchange Act, or (3) making any disclosure to Company Shareholders that it deems necessary or appropriate or in the best interests of Company Shareholders . 10.06 Company Board Recommendations . (a) In General . The Company Board consents to the inclusion of the initial Company Board Recommendation in the Offer Documents . Company reserves the right at any time to make and deliver to Purchaser any additional Company Board Recommendation from time to time, including a Company Board Final Recommendation following Purchaser’s determination and disclosure of the Final Offer Price as provided in Section 2 . 02 (c) . All Company Board Recommendations, or any changes thereto or modifications thereof, including the Company Board

Page 24 of 56 Final Recommendation, shall be promptly filed with the SEC and disseminated to Company Shareholders in accordance with applicable Legal Requirements . (b) Superior Offers . (1) Notwithstanding anything to the contrary in this Section 10 . 06 or other provisions of this Agreement, at any time prior to the Offer Acceptance Time, if Company receives a Third Party Proposal and the Company Board determines in good faith that the Third Party Proposal is a Superior Offer, (i) the Company Board may make a Company Board Recommendation that is adverse to the Offer, and/or (ii) Company may terminate this Agreement in accordance with Section 11 . 0 and enter into a Contract with respect to the Superior Offer, in each or either case, if Company (A) has given Purchaser a written notice of its intent to consider making any such adverse Company Board Recommendation or terminate this Agreement at least five (5) Business Days prior to making the Company Board Recommendation or terminating this Agreement ( “Notice of Intent” ) and, (B) if so requested by Purchaser during such five - day period (the “Negotiations Period” ), Company and Purchaser shall have attempted in good faith to negotiate an amendment to this Agreement and the Offer so that the Third Party Proposal is no longer a Superior Offer . If, at any time during the Negotiations Period, Company receives a second Third Party Proposal or the then existing Third Party Proposal is amended or modified under terms that, in the good faith determination of the Company Board, make it a Superior Offer, the procedures set forth in this Section 10 . 06 (b) shall apply to any such new or amended Third Party Proposal . (2) If, at the end of any Negotiations Period, Company and Purchaser have executed a written amendment to this Agreement pursuant to which Purchaser will make an amended Offer that will render the Third Party Proposal no longer a Superior Offer, then and in such event, Purchaser shall promptly (and no later than five Business Days after the end of the Negotiations Period) file with the SEC an amended Schedule TO under Rule 14 d - 3 under the Exchange Act that discloses and sets forth the amended Offer as agreed upon by the Parties hereunder, together with any amendments to this Agreement relating thereto (including all exhibits, schedules and annexes thereto), and shall promptly disseminate full and complete copies of all such documents to Company Shareholders in accordance with applicable Legal Requirements . (3) If, at the end of any Negotiations Period, Company and Purchaser have not executed a written amendment to this Agreement in and under which the terms of an amended Offer will render the Third Party Proposal is no longer a Superior Offer, then and in such event the Company Board may proceed to make a Company Board Recommendation that is adverse to the Offer and Company may terminate this Agreement in accordance with Section 11 . 01 (a)(4) and enter into a Contract with respect to the Superior Offer represented by the Third Party Proposal . (c) Changed Circumstances . (1) Notwithstanding anything to the contrary in this Section 10 . 06 or other provisions of this Agreement, at any time prior to the Offer Acceptance Time, the Company Board may make a Company Board Recommendation that is adverse to the Offer in response to a Changed Circumstance if (i) Company has given Purchaser a Notice of Intent at least five (5) Business Days prior to making any such adverse Company Board Recommendation and, (B) if so requested by Purchaser during a five - day Negotiations Period, Company and Purchaser shall have attempted in good faith to negotiate an amendment to this Agreement and the Offer, or to consider a different proposal, so that the Changed Circumstance is adequately addressed and the

Page 25 of 56 Company Board Recommendation is no longer required or necessary . Any Notice of Intent relying upon a Changed Circumstance shall specify the facts and circumstances that Company reasonably believes constitute a Changed Circumstance and shall set forth suggested amendments to this Agreement and the Offer that will render unnecessary any Company Board Recommendation that is adverse to the Offer . (2) If, at the end of the Negotiations Period, Company and Purchaser have executed a written amendment to this Agreement pursuant to which Purchaser will make an amended Offer that adequately addresses the Changed Circumstance in a manner that will render the Company Board Recommendation no longer necessary, then and in such event Purchaser shall promptly (and in any event no later than five (5) Business Days after the end of the applicable Negotiations Period) file with the SEC an amended Schedule TO under Rule 14 d - 3 under the Exchange Act that discloses and sets forth the amended Offer agreed upon by the Parties hereunder, together with any amendments to this Agreement relating thereto (including all exhibits, schedules and annexes thereto), and shall promptly disseminate full and complete copies of all such documents to Company Shareholders in accordance with applicable Legal Requirements . (3) If, at the end of any Negotiations Period, Company and Purchaser have not executed a written amendment to this Agreement in and under which the terms of an amended Offer, in the good faith judgment of the Company Board, adequately addresses the Changed Circumstance so that an adverse Company Board Recommendation becomes unnecessary, then and in such event the Company Board may proceed to make a Company Board Recommendation that is adverse to the Offer and Company may terminate this Agreement in accordance with Section 11 . 01 (a)(4) and enter into a Contract with respect to the Superior Offer represented by the Third Party Proposal . (d) Fairness Opinion in Alchemy Transaction . The Parties acknowledge that, under the terms of the Alchemy Agreement, Alchemy will secure a “Fairness Opinion” from an independent third party for the purpose of establishing a fair value of Alchemy . Inasmuch as Company holds approximately 17 % of the issued and outstanding Alchemy Shares, the Parties agree that any valuation of Alchemy under the Fairness Opinion that exceeds $ 7 million will constitute a Changed Circumstance for purposes of Section 10 . 06 (c) . (e) Company Positions ; Shareholder Communications . Nothing in this Section 10 . 06 or any other provision of this Agreement shall prohibit Company from (i) taking or disclosing to Company Shareholders a position contemplated by Rule 14 e - 2 (a), Rule 14 d - 9 or Item 1012 (a) of Regulation M - A promulgated under the Exchange Act, (ii) making a “stop, look and listen” communication pursuant to Rule 14 d - 9 (f) under the Exchange Act, or (iii) making any disclosure to Company Shareholders that it deems necessary or appropriate or in the best interests of Company Shareholders . 10.07 Regulatory Approvals and Related Matters . (a) In General . Subject to the terms and conditions of this Agreement, Company and Purchaser shall each use commercially reasonable efforts to file, as soon as practicable after the Effective Date, all notices, reports and other documents required to be filed by each or either Party with any Governmental Entity with respect to this Agreement, the Offer and the Transaction and

Page 26 of 56 to submit promptly any additional information that may be requested by any such Governmental Entity . Company and Purchaser shall each use reasonable efforts to (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) provide to the other Party prompt notice of the making or commencement of any notice, action, request, inquiry, investigation, or Legal Proceeding initiated or filed by a Governmental Entity or by any Third Person before any Governmental Entity, in each or any case that involves or relates to this Agreement, the Offer, or the Transaction, (iii) keep the other Party informed as to the status of any notice, action, request, inquiry, investigation or Legal Proceeding initiated or filed by any Governmental Entity or by any Third Person with respect to this Agreement, the Offer, or the Transaction, and (iv) promptly inform the other Party of any communication to or from any Governmental Entity in connection with any such action, request, inquiry, investigation or Legal Proceeding . Without limiting the generality of the foregoing : (1) Except as otherwise provided in this Agreement, Company (i) shall have the primary responsibility for implementing the actions and strategies of the Parties with respect to seeking or obtaining consents, approvals, actions or inactions from Governmental Entities with respect to the Transaction, and (ii) shall take the lead in all meetings and communications with Governmental Entities, to the extent permissible to do so, in connection with efforts to obtain such consents, approvals, actions or inactions from Governmental Entities ; (2) Purchaser shall pay, or shall reimburse Company upon its written request for, any and all fees for any filing made to a Governmental Entity, including filing fees that may be incurred by Company in making any filings as provided or contemplated under the terms of this Agreement . Unless otherwise agreed, Company shall not be required, from and after the Effective Date, to incur any fee or cost, or to undertake or incur any commitment, obligation or liability to any Third Person in order to obtain any authorization, consent or approval that may be required for the consummation of the Transaction . (b) CFIUS Condition; Filings . (1) Company and Purchaser have determined that a mandatory declaration should be filed by each Party with CFIUS pursuant to 31 C . F . R . † 801 . 402 (a) with respect to this Agreement, the Offer and the Transaction in an effort to satisfy the CFIUS Condition . As soon as practicable after the Effective Date, Company and Purchaser shall each file a declaration with CFIUS under 31 C . F . R . † 402 (a) that provides or includes the information required under 31 C . F . R . † 841 . 403 . (2) In the event that CFIUS, at the conclusion of the 30 - day declaration assessment period under 31 C . F . R . † 801 . 404 , notifies the Parties that it has concluded its review of the declaration without further action or otherwise concludes its review without further action, then and in such event the CFIUS Condition shall be deemed satisfied . (3) In the event that CFIUS, at (or prior to) the conclusion of the 30 - day declaration assessment period under 31 C . F . R . † 801 . 404 , requires or suggests that the Parties make further submissions or file a Joint Voluntary Notice pursuant to 31 C . F . R . Part 800 with respect to this

Page 27 of 56 Agreement, the Offer and the Transaction, Company and Purchaser shall, as promptly as reasonably practicable, (i) take appropriate steps to withdraw the mandatory declaration filed pursuant to 31 C . F . R . † 801 . 402 (a), and (ii) prepare and file with CFIUS a Joint Voluntary Notice . In such event, if any investigation by CFIUS in response to a Joint Voluntary Notice filed by the Parties does not result in any adverse action taken by CFIUS with respect to this Agreement, the Offer or the Transaction, the CFIUS Condition shall be deemed by the Parties to have been satisfied . (4) With respect to both the mandatory declaration filed by each Party pursuant to 31 C . F . R . † 801 . 402 (a) and any Joint Voluntary Notice that may be filed with CFIUS under 31 C . F . R . Part 800 , Company and Purchaser shall each use commercially reasonable efforts to respond as promptly as possible, but no later than the deadlines specified by CFIUS for any such response, to any information request from CFIUS in connection with the CFIUS assessment, review or investigation of the Transaction, as the case may be . (c) Antitrust Matters ; Review . Company and Purchaser have each acknowledge and agree that this Agreement, the Offer, and the Transaction does not, and will not under any circumstances, meet the “size of transaction” minimum threshold, as adjusted, under the Hart - Scott - Rodino Antitrust Improvements Act of 1976 , as amended (the “HSR Act” ), and the regulations promulgated thereunder, or under any applicable state laws, rules or regulations . Accordingly, no premerger notification and report form is or will be required to be filed with the (U . S . ) Federal Trade Commission or the (U . S . ) Department of Justice under or pursuant to the HSR Act or any state regulatory agency under any similar state law . 8. Stock Exchange Delisting ; Deregistration . Prior to the Closing, Company shall cooperate with Purchaser and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and rules and policies of the OTC Market to enable the delisting by Company of the Shares from the OTC Market and the deregistration of the Shares under the Exchange Act as promptly as practicable after consummation of the Offer by Purchaser on or following the Offer Acceptance Time . 9. Financing . Purchaser will not (without the prior written consent of Company), consent or agree to or otherwise permit any amendment, replacement, supplement, or modification of or any waiver of any provision or remedy under any financial commitment letter it (or its banking institution) may provide in connection with the Offer if such amendment, replacement, supplement, modification, or waiver would (1) reduce the aggregate amount of the net proceeds of the financing to an amount that, together with cash on hand and cash equivalents then available to Purchaser would be less than the Required Amount, (2) impose new or additional conditions or otherwise expand, amend, or modify any of the conditions to receipt of the financing, or (3) would or would reasonably be expected to prevent, impede or materially delay the Closing, or make the timely funding of the financing, or the timely satisfaction of the conditions to obtaining the financing, materially less likely to occur .

Page 28 of 56 SECTION 11 . 0 - TERMINATION 11.01 Termination . (a) Unless otherwise provided below, this Agreement may only be terminated prior to the Offer Acceptance Time under or pursuant to any of the following: (1) by the mutual written consent of Purchaser and Company; (2) by either Purchaser or Company if the Offer (as it may have been extended in accordance with this Agreement) shall have expired or shall have been terminated or withdrawn pursuant to this Agreement without Purchaser having accepted for payment the Shares tendered pursuant to the Offer ; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 11 . 01 (a)(2) if the failure of the acceptance for payment of Shares pursuant to the Offer is attributable primarily to a failure on the part of such Party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such Party at or prior to Purchaser’s acceptance for payment of Shares pursuant to the Offer ; (3) by either Purchaser or Company if a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of Shares pursuant to the Offer or making the consummation of the Offer illegal, which order, decree, ruling or other action shall be final and nonappealable ; (4) by Company at any time prior to the Offer Acceptance Time in order to accept a Superior Offer from a Third Person as provided in Section 10 . 06 (b) or as a result of the failure of the Parties to resolve or adequately address a Changed Circumstance as provided in Section 10 . 06 (c) ; (5) by Company if Purchaser shall have failed to accept for payment all Shares validly tendered (and not validly withdrawn) pursuant to the Offer. (6) by either Purchaser or Company if the Offer Acceptance Time shall not have occurred on or prior to 6 : 00 p . m . (Pacific Time or Pacific Daylight Time, as applicable), on March 31 , 2027 (such date being the “End Date” ) . 11 . 02 Effect of Termination . In the event of the valid termination of this Agreement as provided in Section 11 . 01 , written notice thereof shall be given to the other Party or Parties, specifying the provision thereof pursuant to which such termination is made, and this Agreement shall forthwith become void and be of no further force or effect and there shall be no liability on the part of Purchaser or Company or any of their Representatives . Upon any such termination, (a) this Section 11 . 0 and Section 12 . 07 (other than Section 12 . 07 (b)) shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms, and (c) any termination of this Agreement under this Section 11 . 0 shall not relieve any Party from any liability prior to termination . Nothing shall limit or prevent any Party from

Page 29 of 56 exercising any rights or remedies it may have under Section 12.07(b) in lieu of terminating this Agreement pursuant to Section 11.01. 11.03 Expenses . (a) Except as set forth in Section 11 . 03 (b), all fees and expenses incurred in connection with this Agreement and the Transaction shall be paid by the Party incurring such expenses, whether or not the Transaction is consummated . (b) Notwithstanding the provisions contained in Section 11.03(a): (1) Purchaser shall pay, outside of the disbursement of the Payment Fund as provided in Section 6 . 02 , (i) all costs and expenses with respect to the retention of a Depositary as provided in Section 6 . 01 , (ii) all filing and related fees for filings made with any Governmental Entity as provided in Section 10 . 07 , (iii) all costs and expenses associated with printing, mailing or otherwise disseminating the Offer Documents and other documents to Company Shareholders, and (iv) all transfer taxes on or with respect to the purchase of Shares tendered pursuant to the Offer as provided in Section 12 . 08 ; and (2) Company shall initially pay all Company Transaction Expenses (excluding the expenses set forth in Section 11 . 03 (b)(1)) and shall then be entitled to request reimbursement from Purchaser of all or any part of such Company Transaction Expenses by delivering to Purchaser a written request for payment or reimbursement accompanied by invoices or other documentation that may be reasonably requested by Purchaser . With respect to each such written request for payment or reimbursement, Company and Purchaser shall make every effort, with each Party acting in good faith, to agree in writing as to which of the Company Transaction Expenses, and the amount of such expenses, that shall be paid or reimbursed by Purchaser to Company . SECTION 12 - GENERAL PROVISIONS 1. Amendments . Prior to the Expiration Date, this Agreement may be amended by the mutual agreement and consent of each Party . This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties . 2. Waiver . No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy ; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy . No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party ; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given .

Page 30 of 56 3. No Survival of Representations, Warranties and Covenants . None of the representations, warranties, covenants or agreements contained in this Agreement, the Company Disclosure Schedule, or in any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Closing of the Transaction hereunder, except for any covenant or agreement contained in this Agreement which by its terms contemplates performance after Purchaser’s acceptance and payment for all Shares tendered pursuant to the Offer . 4. Assignability . This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and permitted assigns ; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a Party or its permitted assigns without the prior written consent of the other Parties hereto or their respective permitted assigns, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect ; provided further, however, that Parent or Purchaser may assign this Agreement to any of their Affiliates (provided that such assignment shall not impede or delay the consummation of the Transactions) ; provided that no such assignment shall relieve Parent of its obligations hereunder . 5. No Third Party Beneficiaries . Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement ; except for (a) the right of Company Shareholders to be paid in full for Shares accepted for payment by Purchaser as provided in Section 2 . 07 and in Section 6 . 03 , and (b) the right of Company to receive a return of tendered Shares as provided in Section 6 . 05 . 12 . 06 Notices . Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) five (5) Business Days after being sent by registered mail ; (c) three (3) Business Days after being sent by courier or express delivery service, (d) if sent by email transmission prior to 6 : 00 p . m . recipient’s local time, upon transmission when receipt is confirmed, or (e) if sent by email transmission after 6 : 00 p . m . recipient’s local time and receipt is confirmed, the Business Day following the date of transmission (as long as no notice of failure of delivery is received) ; provided , that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties hereto) : if to Company : Cavitation Technologies, Inc. Attn: Chief Executive Officer 10019 Canoga Avenue Chatsworth, California 91311 USA Tel: +1 (323) 899 - 2221 Email: neilvoloshin@gmail.com

Page 31 of 56 if to Purchaser : European Guarantee Services S.à.r.l. Attn: Executive Director Dr. Kassem Lahham 70 Grand - Rue, L - 1660 Luxembourg Tel: +41 79 247 90 17 Email: Kassem.lahham@euroguarantee.lu 12.07 Governing Law; Dispute Resolution . (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof . Subject to Section 12 . 07 (c), in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement (1) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the federal and state courts sitting or located in Clark County, Nevada (USA), and any federal or state appellate courts therefrom (it being agreed that the consent to jurisdiction and venue set forth in this Section 12 . 07 (a) shall not constitute a general consent to service of process in the State of Nevada and shall have no effect for any purpose except as provided in this section and shall not be deemed to confer rights on any Person other than the Parties hereto) ; and (2) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 12 . 06 ; provided, that nothing in this Section 12 . 07 (a) shall affect the right of any Party to serve legal process in any other manner permitted by applicable Legal Requirements . The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements ; provided, however, that nothing in the foregoing shall restrict any Party’s rights seek any post - judgment relief regarding, or any appeal from, such final trial court judgment . (b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, will occur in the event that the Parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach any of such provisions . Subject to the following sentence, the Parties acknowledge and agree that (1) each Party shall be entitled to seek preliminary, temporary and permanent injunctive relief, specific performance, or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 12 . 07 (a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (2) the right of specific performance is an integral part of the Transaction contemplated by this Agreement and without that right, neither the Company nor Purchaser would have entered into this Agreement . Each of the Parties further agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity . The Parties hereto acknowledge and agree that any Party seeking an injunction or injunctions to prevent

Page 32 of 56 breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12 . 07 (b) shall not be required to provide any bond or other security in connection with any such order or injunction . (c) EACH OF THE PARTIES AGREES THAT, IN ANY DISPUTE OR ACTION BETWEEN THE PARTIES, NEITHER PARTY SHALL ASSERT, AND EACH PARTY HEREBY IRREVOCABLY WAIVES, ANY CLAIM FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL (INCLUDING LOST T REVENUE OR PROFITS, LOSS OF BUSINESS OR LOSS OF GOOD WILL), OR PUNITIVE DAMAGES . (d) EACH OF THE PARTIES IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMISSIBLE UNDER THE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY . EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 12 . 07 (d) . 8. Transfer Taxes . All transfer, documentary, sales, use, stamp, registration, value - added and other similar Taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Purchaser when due . 9. Company Disclosure Schedule . The disclosures set forth in any particular part or subpart of the Company Disclosure Schedule attached as Annex II hereto will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties or covenants of the Company that are set forth in the corresponding section or subsection of this Agreement ; and (b) any other representations and warranties or covenants of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties or covenants is reasonably apparent on the face of such disclosure . The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Material Adverse Effect, and no reference to, or disclosure of, any item or other matter in the Company Disclosure Schedule shall necessarily imply that any other undisclosed matter or item having a greater or lesser value or significance is or is not material . 12 . 10 Time of Essence . Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement . 12.11 Construction . (a) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this

Page 33 of 56 Agreement . Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement . (b) For purposes of this Agreement, whenever the context requires : the singular number shall include the plural, and vice versa ; the masculine gender shall include the feminine and neuter genders ; the feminine gender shall include the masculine and neuter genders ; and the neuter gender shall include masculine and feminine genders . (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation . ” (d) Unless stated otherwise, references to money shall mean and refer to the currency (U . S . Dollars) of the United States of America . 12. Severability . Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction . If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific w ord s or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified . In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision . 13. Entire Agreement; Counterparts . (a) This Agreement, together with the other agreements, exhibits, annexes and schedules referred to herein or attached to this Agreement constitute the entire agreement of the Parties and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof ; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect ; and provided further that the Confidentiality Agreement shall remain in effect and shall only expire in accordance with the terms thereof . (b) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument . The exchange of a fully executed Agreement (in counterparts or otherwise) by email with . pdf attachments shall be sufficient to bind the Parties to the terms and conditions of this Agreement .

Page 34 of 56 [Signatures of Parties on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) written below. CAVITATION TECHNOLOGIES, INC. By: Name: Neil Voloshin Title: Chief Executive Officer Date: August 14 , 2026 EUROPEAN GUARANTEE SERVICES S.A.R.L. By: Name: Dr. Kassem Lahham Title: Executive Director Date: August 14, 2026 Page 35 of 56

Page 36 of 56 EXHIBIT A DEFINED TERMS Certain capitalized terms in the Agreement, unless otherwise defined in the text thereof, shall have the following meanings: “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person . For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests . “Agreement” means this Agreement. “Alchemy” means Alchemy Beverages Inc., a Delaware corporation. “Alchemy Agreement” has the meaning set forth in Recital B. “Benefits Plan” means any material (a) “employee benefit plan” as defined in Section 3 (e) of ERISA (whether or not subject to ERISA), (b) employment, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity - based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus, consulting or other plans, programs or agreements, or (c) medical, dental, vision or other health or benefit plans . “Book - Entry Shares” means non - certificated Shares represented by book - entry that may be held under the Direct Registration System (DRS). “Business Day” means any day except (a) a Saturday or a Sunday, (b) a day on which banks in the City of New York are authorized or required by Legal Requirements to be closed, or (c) a day on which the principal offices of the SEC in Washington, D . C . are not open to accept filings . “CFIUS” means the Committee on Foreign Investment in the United States. “CFIUS Condition” has the meaning set forth in clause (j) of the Offer Conditions set forth in Annex I to this Agreement. “Changed Circumstance” means any event, occurrence, fact, development or circumstance (or set of combined or related circumstances) that is material to Company, taken as a whole, and that was not known to the Company Board or the executive officers of Company and was not reasonably foreseeable or anticipated as of the Effective Date (excluding any Third Party Proposal) .

Page 37 of 56 “Closing” or “Closing Date” means the date and time on and as to which Purchaser has purchased and paid for all Shares tendered pursuant to the Offer (and not validly withdrawn) and has consummated the Transaction in accordance with and as contemplated by this Agreement . “Code” means the (U.S.) Internal Revenue Code of 1986, as amended. “Combination Statute” has the meaning specified in Section 7.02(a). “Company Articles of Incorporation” means the Articles of Incorporation, as amended from time to time, filed by Company with the office of the Nevada Secretary of State. “Company Board” means the board of directors of Company. “Company Board Recommendation” means the Company Board’s recommendation in response to the Offer, whether it be positive, negative or neutral, as it may be modified or changed from time to time as provided under the terms of the Agreement. “Company Board Final Recommendation” means the Board’s final recommendation to Company Shareholders following Purchaser’s determination and announcement of the Final Offer Price as provided in Section 2 . 02 (c) . “Company Bylaws” means the bylaws adopted by Company, as amended from time to time. “Company Disclosure Schedule” means the disclosure schedule prepared by Company and attached as Annex II to this Agreement. “Company Intellectual Property Rights” means the Intellectual Property Rights owned, in whole or in part, by Company. “Company Registered Intellectual Property Rights” means patents and patent rights owned, in whole or in part, by Company. “Company SEC Documents” means filings made by Company with the SEC under or pursuant to the Exchange Act and made publicly available. “Company Shareholders” means the Persons that hold or beneficially own Shares and the Persons holding Warrants or Convertible Rights, as the case may be. “Company Transaction Expenses” means the amounts paid by Purchaser to Company directly or as reimbursement for all fees, costs and expenses incurred by Company prior to the Closing in connection with this Agreement and the transactions contemplated thereby, including fees, costs and expenses paid to investment bankers, financial advisors, appraisers and evaluators, attorneys, accountants and consultants .

Page 38 of 56 “Confidentiality Agreement” means the Non - Disclosure Agreement dated as of March 11, 2026 between Purchaser and Company. “Contract” means any legally binding and enforceable contract, agreement, license or sublicense, lease or sublease, note, bond, mortgage or deed of trust, loan, credit agreement or other instrument . “Control Share Statute” has the meaning set forth in Section 7.01(a). “Convertible Rights” means and refers to certain convertible notes issued by XYRA to private lenders, which in each case include the right to convert the outstanding balance of principal and accrued interest to Shares upon the occurrence of certain conditions . “Depository Agent” or “Depositary” has the meaning set forth in Section 6.0. “End Date” has the meaning set forth in Section 11.01(a)(6). “Enforceability Exceptions” has the meaning set forth in Section 8.05(b). “Exchange Act” means the (U.S.) Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Expiration Date” has the meaning set forth in Section 2.04(a). “Final Offer Price” has the meaning set forth in Section 2.02(c). “GAAP” means generally accepted accounting principles, as applied in the United States. “Governmental Entity” means any applicable (a) nation, state, commonwealth, province, territory, county, municipality, district or other applicable legal jurisdiction ; (b) federal, state, local, municipal, foreign, international, multinational, supranational or other government ; or (c) governmental or quasi - governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official or body and any court, arbitrator or other tribunal . By way of example only, and in no way limiting the generality of the foregoing, Governmental Entity includes U . S . (federal) and state agencies, departments and instrumentalities . “HSR Act” means the Hart - Scott - Rodino Antitrust Improvements Act of 1976, as amended. “Incidental Contracts” means simple or routine commercial contracts entered into in the ordinary course, including (a) contracts for commercially available software or services, contracts that are ancillary to a sale or products or services to customers, and contracts for the purchase or sale of software, services, equipment or other materials, (b) office leases and equipment, and (c) non - disclosure agreements .

Page 39 of 56 “Indebtedness” means the outstanding debt of Company described in Section 8 . 03 of the Company Disclosure Schedule . “Initial Expiration Date” has the meaning set forth in Section 2.04(a). “Initial Offer Price” has the meaning set forth in Section 2.02(b). “Intellectual Property” means all forms of intellectual property and the rights inhering therein, including (a) patents, patent rights and other rights in inventions, discoveries, methods, processes, compositions of matter, and improvements, (b) copyrights and related interests in published and unpublished works of authorship, including designs, software, literary works, audiovisual works, collective works, compilations, databases, and derivative works ; (c) statutory and common law trademark rights in names, symbols, marks, designs, slogans, logos, trade dress and other designations, or combinations thereof, used to describe or obtain association with, or distinguish the origin of, any business or its products, goods and services ; (d) improvements, derivatives, modifications, enhancements, revisions and releases relating to any of the foregoing ; (e) combinations or forms of any of the foregoing in any form and embodied in any media ; and (f) Internet domain names that are registered with any domain name registrar . “Intellectual Property Rights” all U . S . and foreign statutory, common law and other legal rights and interests arising out of or associated with Intellectual Property in any jurisdiction, including patents and patent rights, copyrights, and trademarks and trademark rights, trade secrets, and the rights inhering in other forms of intangible property rights . “Legal Proceeding” means any action, suit, charge, complaint, arbitration, inquiry, hearing, audit, examination or investigation or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding) commenced, initiated, conducted or heard by or before, or otherwise involving, any court, judicial officer, arbitrator or arbitration panel, mediator, or any Governmental Entity . “Legal Requirement” means (a) any U . S . (federal), state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, (b) the listing requirements, policies, procedures and rules of any national stock exchange or over - the - counter trading or marketing platform, and (c) the policies, requirements and rules of any private entity or organization regulating any industry or sector under the authority or supervision of any Government Entity . “Liabilities” means the current and non - current liabilities of Company from a financial accounting standpoint (whether absolute, matured or accrued), whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP), other than any obligation or liability that (a) is considered Indebtedness, (b) is not material, or (c) arises under or relates to this Agreement and the transactions contemplated hereby . “Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance or other restriction of similar nature .

Page 40 of 56 “Luxembourg Company Law” means the Luxembourg Act of 10 August 1915 on Commercial Companies (Memorial A - 90 of 30 October 1915 , p . 925 ), as modified from time to time . “Material Adverse Effect” means any event, change, occurrence, development, circumstance (or set of circumstances) or effect (each an “Effect”) that (a) has had, or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business or financial condition of Company or Purchaser, as the case may be, and (b) as applied to the representations and warranties of Company and Purchaser in Section 8 . 0 and Section 9 . 0 , respectively, would reasonably be expected to substantially and adversely affect the overall financial condition of Company or Purchaser, as the case maybe . In determining whether an Effect is sufficient to constitute a “Material Adverse Effect”, none of the following shall be taken into consideration, either directly or indirectly : (a) general economic conditions or changes in economic conditions, whether in the U.S. or other parts of the world; (b) conditions or changes in the securities, financial, capital, currency or credit markets in the U . S . or other parts of the world, regardless of cause, origin(s) or effects, including (i) changes in market values that may (or may not) be reflected by the trading of securities in any of such markets, (ii) changes or fluctuations in interest rates, (iii) volatility that may exist or occur in any such markets from time to time, (iv) changes in the exchange rates for the currencies of any nation, country or sovereign entity (or in any cryptocurrency), (v) any delisting or suspension in the trading of securities in any such market, including securities traded on national stock exchanges, over - the - counter systems, or otherwise, and (vi) changes in Company’s stock price or trading volume ; (c) conditions or changes in conditions affecting the industry or industries in which Company operates its business; (d) political, military or social conditions, or changes in such conditions, that may exist in the U . S . or in other parts of the world, including elections, military conflicts and acts of war, social conflicts, riots, protests, terrorism, tariffs, trade wars, sabotage, theft, vandalism, cyber attacks and cyber terrorism, or data breaches or thefts ; (e) acts of God or nature, including natural disasters, hurricanes, tornadoes, floods, wild fires, tsunamis, epidemics, pandemics, weather conditions and changes and other force majeure events ; (f) acts or conduct taken to comply with, or changes in, Legal Requirements or accounting standards (including GAAP), or in interpretations of any of the foregoing, after the Effective Date; (g) the public announcement or disclosure of this Agreement and the Transaction contemplated hereby, or the consummation thereof;

Page 41 of 56 (h) the termination, nonrenewal or loss of any technology licenses or any Contracts with customers or suppliers, or business partners, co - venturers or associates, (i) departure or loss of any directors, officers, employees or contractors of Company or its Affiliates, and any other negative event, occurrence or development in Company’s relationships with customers, suppliers, and business partners ; (j) actions taken to comply with this Agreement, or failures to take action that may be prohibited by this Agreement, or actions taken, approved or consented to by Purchaser; (k) failure of Company to meet budgets, plans, projections, estimates, guidance or forecasts in revenue, earnings or operations or financial performance, and (l) any Legal Proceedings brought by current or former shareholders or by any Governmental Entity, in each case arising from this Agreement or the transactions contemplated thereby . “Material Contract” means (a) the technology, process, equipment and related licenses reserved by or granted to Company, or that have been granted to Alchemy, as described in Section and Section 8 . 15 (c), respectively, of the Company Disclosure Schedule, and (b) any Contract in or as to which Company is a party, or by which Company is bound (other than this Agreement and the transactions contemplated hereby), that involves or relates to (1) the sale of all or substantially all of the assets of Company, (2) the sale, purchase, license or other disposition of the Intellectual Property of Company, (3) the formation or operation of any partnership or joint venture that is material to Company’s business, (4) obligations or commitments requiring payments by Company that, in or under any single contract or agreement, exceed $ 250 , 000 , or (5) involves or causes Company to incur Indebtedness that, in or under any single contract or agreement, exceeds $250,000. “National Security Laws” means the (U . S . ) International Emergency Economic Powers Act (IEEPA), 50 U . S . C . †† 1701 - 1708 ; the Trading with the Enemy Act (TWEA), 50 U . S . C . †† 4301 et seq . , 12 U . S . C . † 95 , and certain other U . S . laws and statutes . “Negotiations Period” has the meaning set forth in Section 10.06(b). “Net Price” means has the meaning set forth in Section 2.02(a). “Nevada Corporation Law” means the Nevada Revised Statutes, Chapters 78 - 92 A, which may be cited as “NRS” followed by a hyphenated reference to chapter and section . “Notice of Intent” has the meaning set forth in Section 10.06(b). “OFAC” means the Office of Foreign Assets Control within the U.S. Treasury Department. “Offer Acceptance Time” has the meaning set forth in Section 2.07.

Page 42 of 56 “Offer” has the meaning set forth in Recital A. “Offer Commencement Date” means, as provided in Section 2.01, the date on which Purchaser commences the Offer within the meaning of Rule 14d - 2 under the Exchange Act. “Offer Conditions” means the conditions that must be satisfied or waived by Purchaser as a requisite to Purchaser’s obligation to purchase Shares tendered pursuant to the Offer (and not validly withdrawn) as more fully set forth in Annex I to this Agreement . “Offer Documents” means the Schedule TO and the Offer to Purchase, together with all documents filed by Purchaser or Company, as the case may be, with the SEC concerning the Offer and the Transaction . “Offer Price” means, as set forth in Section 2.02, the Initial Offer Price and then, with adjustments thereto determined on and as of the Record Date, the Final Offer Price. “Offer to Purchase” has the meaning set forth in Section 2.03(a). “Options” means options to purchase Company’s stock issued by Company to directors, officers or employees, whether or not under or pursuant to any Stock Plan adopted by Company. “Order” means any order, judgment, award, decision, decree, injunction, ruling, writ or assessment of any Governmental Entity having jurisdiction over the subject matter (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable law . “OTC Markets” means an over - the - counter decentralized marketplace in the U . S . , operated by the OTC Market Group, in or through which participants may trade securities and derivatives that are not listed on national securities exchanges . “Parties” means Purchaser and Company. “Payment Fund” has the meaning set forth in Section 6.02. “Permit” means authorizations, consents, registrations, licenses, permits, easements, variances, exceptions, certificates, approvals and Orders of any Governmental Entity; “Permitted Lien” means (a) Liens for Taxes, assessments and charges or levies by Governmental Entities either not yet due or delinquent or that are being contested in good faith in or by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP, (b) mechanics, carrier, workers, warehouseman’s, materialmen, landlords or other Liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default for a period greater than ninety (90) days or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP ; (c) easements, covenants and rights of way (recorded and unrecord) and other similar restrictions, zoning, entitlements, conservation, building

Page 43 of 56 and other land use and environmental restrictions or regulations promulgated by a Governmental Entity that, in each case, do not materially and adversely impact the current use of the affected property ; (d) Liens that are disclosed in the notes to the consolidated financial statements of Company included in Company’s Annual Report on Form 10 - K for the year ended December 31 , 2025 or Company’s subsequent Quarterly Reports on Form 10 - Q ; (e) all exceptions, restrictions, imperfections of title, charges and other Liens that do not materially and adversely interfere with the present use of the assets of Company ; (f) Liens arising under any loans, lines of credit and other credit facilities or arrangements of Company in effect on the Effective Date (or any replacement facilities thereto) ; Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security ; (g) with respect to leased or licensed personal property, the terms and conditions of the lease or license applicable thereto ; and (h) non - exclusive licenses to Intellectual Property Rights granted by or to any Person in the ordinary course of business . “Person” means any natural person, corporation, partnership, limited partnership, limited liability company or other legal entity or unincorporated association, including any Governmental Entity . “Purchaser Articles of Incorporation” means the articles of incorporation, charter or other governing document of Purchaser. “Purchaser Board” means the board of directors or other governing body of Purchaser. “Purchaser Bylaws” means the bylaws adopted by Purchaser, as amended from time to time. “Real Property (Office) Leases” means the real property office lease covering Company’s offices in Los Angeles County, California. “Record Date” has the meaning set forth in Section 2.02(c). “Registered Intellectual Property Rights” means all Intellectual Property Rights that are included in or covered by any registration, application or other document filed with or recorded by any Governmental Entity or domain name registrar in the U . S . or in any foreign jurisdiction . “Representatives” means, with respect to any Person, its directors, officers, employees and authorized representatives and agents. “Required Amount” the total amount of funds and funding that will be required by Purchaser to pay for (a) all Shares tendered pursuant to the Offer (and not validly withdrawn) and accepted for payment by Purchaser in accordance with the terms of this Agreement, and (b) all fees, costs and expenses that Purchaser has agreed to pay (or reimburse Company for) under the terms of this Agreement . “Restricted Stock Award” means any award of restricted Shares or stock units under any Stock Plan adopted by Company.

Page 44 of 56 “Schedule 13E - 3” has the meaning set forth in Section 4.01. “Schedule 14D - 9” has the meaning set forth in Section 3.01(a). “Schedule TO” has the meaning set forth in Section 2.06(a). “SEC” means the (U.S.) Securities and Exchange Commission (including SEC Staff). “Securities Act” means the (U.S.) Securities Act of 1933, as amended. “Service Provider” means any Person providing services to Company under or pursuant to a Contract that is or remains valid and in effect as of the Effective Date . “Shares” means the shares of Company’s common stock issued and outstanding from time to time . “Stock Plan” means any equity incentive stock plan of Company (if any). “Superior Offer” means a Third Party Proposal that is determined by the Company Board, exercising its good faith judgment, to be a more favorable offer for Company Shareholders than the Offer made by Purchaser pursuant to this Agreement, with the good faith judgment of the Company Board having been made after consideration of (a) the offer price for Shares and other terms and conditions contained in the proposal, (b) the likelihood that the proposal will be consummated in accordance with its terms (i . e . certainty of closing), (c) the legal, regulatory and financing components and issues presented by, or that may arise from, the proposal, (d) the Person(s) making the proposal, and (e) such other factors as the Company Board may determine are appropriate in its effort to maximize shareholder value for all Company Shareholders on proportionately equal and non - discriminatory terms . “Tax” means mean any federal, state, local or foreign income, real property, personal property, ad valorem, value added, license, payroll, employment, excise, severance, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, sales, use, transfer, registration, alternative or add - on minimum or estimated tax, or other tax or similar duties, fees or charges or assessments in the nature of a tax imposed by any Governmental Entity, including any interest, penalty or addition to tax imposed by such Governmental Entity . “Third Party Proposal” means any offer or proposal from any Third Person or “group” within the meaning of Section 13 (d) of the Exchange Act (excluding the Transaction contemplated under this Agreement), including any amendment or modification thereto, in or representing a single transaction or series of related transaction, relating to or involving any (a) acquisition or issuance of fifty percent ( 50% ) or more of the outstanding Shares, (b) recapitalization, tender offer or exchange offer that, if consummated, would result in such Third Person or group, directly or indirectly, owning fifty percent ( 50% ) or more of the outstanding Shares, (c) merger, consolidation, amalgamation, share exchange, combination, recapitalization, liquidation, dissolution or similar

Page 45 of 56 transaction involving Company that, if consummated, would result in such Third Person or group, directly or indirectly, owning more than fifty percent ( 50% ) of the outstanding Shares, or (d) acquisition, exchange, lease, license, (including a technology license), transfer or other disposition of 50 % or more of Company’s assets, including Intellectual Property Rights . “Third Person” means any Person other than the Parties and their respective Affiliates, including each of their respective Representatives. “Transaction” means the execution and delivery of this Agreement and the transaction or transactions contemplated by this Agreement. “Warrants” means warrants to purchase Company’s stock issued by Company to directors, officers, employees or investors from time to time. “XYRA” means XYRA Corp, a Wyoming corporation and a wholly - owned subsidiary of Company.

Page 46 of 56 ANNEX I CONDITIONS TO THE OFFER The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the satisfaction of the Offer Conditions set forth in clauses (a) through (h) set forth below . Notwithstanding any other requirement or provision to the contrary contained in this Agreement or the Offer, Purchaser shall not be required to accept for payment or (subject to any applicable rules and regulations of the SEC, including Rule 14 e - 1 (c) promulgated under the Exchange Act) pay for, and may delay the acceptance for payment of, or, subject to any applicable rules and regulations of the SEC, the payment for, any tendered Shares, and, to the extent permitted by this Agreement, may terminate the Offer (1) upon termination of this Agreement, and (2) at any scheduled Expiration Date (subject to any extensions of the Offer authorized or permitted under this Agreement) if any of the Offer Conditions are not, or have not been, satisfied by the Expiration Date (or any extension thereof) or waived in writing by Purchaser : (a) All of the Offer Conditions set forth in Annex I to the Alchemy Agreement shall have been satisfied or waived by Purchaser and Purchaser shall have accepted and purchased Alchemy Shares in accordance with the Alchemy Agreement ; (b) There shall have been validly tendered and not validly withdrawn Shares (excluding Shared tendered under guaranteed delivery procedures that have not yet been received) that, when considered together with all other Shares beneficially owned or held by Purchaser or its Affiliates and investors (regardless of whether such Shares have been tendered pursuant to the Offer, have been withdrawn, or otherwise), represent at least ninety percent ( 90% ) of the total number of Shares outstanding at the time of the expiration of the Offer ; (c) Company shall have delivered to Purchaser a copy or separate copies of an assignment, waiver and release instrument, executed by each current or former director or officer of Company, in each case in a form acceptable to Purchaser, in and under which each such current or former director or officer of Company has permanently and irrevocably assigned, waived and released to Company all right, title and interest that such officer or director may have in or to any U . S . or foreign patent held by Company, or of any invention included or embodied therein, including any right to any royalties or other payments thereunder ; (d) The representations and warranties of Company as set forth in Section 8 . 0 of this Agreement shall be true and correct in all material respect as of the Effective Date, except where the failure of such representations and warranties to be true and correct has not had, and would not reasonably be expected to have, a Company Material Adverse Effect ; (e) Company shall have complied with, or performed, in all material respects, all of the covenants and agreements that Company is required to perform at or prior to the scheduled Expiration Date, except where the failure to comply has not had, and would not reasonably be expected to have, a Company Material Adverse Effect ;

Page 47 of 56 (f) there shall not have been issued by any Governmental Entity (having jurisdiction over the subject matter) and remaining in effect any judgment, temporary restraining order, preliminary or permanent injunction or other order preventing the purchase of or payment for Shares tendered pursuant to the Offer or the consummation of the Offer ; nor shall any such action shall have been taken or any Legal Requirement enacted, issued, promulgated, entered, enforced or deemed applicable to the Offer by any Governmental Entity that, directly or indirectly, prohibits and renders unlawful the purchase of Shares tendered pursuant to the Offer ; (g) Since the Effective Date, no Material Adverse Effect shall have occurred; (h) This Agreement shall not have been terminated (in accordance with the provisions contained in this Agreement) ; (i) Purchaser shall have received a certificate executed on behalf of Company by an authorized officer of Company confirming that the conditions set forth in clauses (d) through (g) above have been duly satisfied ; (j) The CFIUS Condition shall have been deemed satisfied in accordance with the provisions contained in Section 10 . 07 (b) or shall have been waived by Purchaser . The above and foregoing conditions are for the sole benefit of Purchaser and may be waived by Purchaser, in whole or in part, at any time, and from time to time, in the sole discretion of Purchaser .

Page 48 of 56 ANNEX II COMPANY DISCLOSURE SCHEDULE The Company Disclosure Schedule set forth below is intended to supplement the disclosures contained in Company’s Annual Report on Form 10 - K for the period ended June 30 , 2025 , Company’s Quarterly Report on Form 10 - Q for the period ended September 30 , 2025 , Company’s Quarterly Report on Form 10 - Q for the period ended December 31 , 2025 , Company’s Quarterly Report on Form 10 - Q for the period ended March 31 , 2026 , and the representations and warranties of Company as set forth in Section 8 . 0 of this Agreement . Each “Section” referenced below corresponds to the Section contained in the text of this Agreement indicating the disclosure of additional information in the following Company Disclosure Schedule as of the Effective Date . Section 8.02 Capitalization . (a) Equity Capitalization . (1) Company’s authorized capital stock consisted of 1 , 010 , 000 , 000 shares of capital stock, divided into two classes, consisting of (i) 1 , 000 , 000 , 000 shares of common stock, par value $ 0 . 001 per Share (referred to as the “Shares” herein), and (ii) 5 , 000 , 000 shares of Series A Preferred Stock and 5 , 000 , 000 shares of Series B Preferred Stock ; (2) 317 , 220 , 739 Shares have been issued and are outstanding (excluding Shares issuable upon the exercise of Warrants or Convertible Rights) ; no shares of either Series A Preferred Stock or Series B Preferred Stock have been issued or are outstanding ; (b) Warrants . The following table displays outstanding Warrants that have not been exercised : CAVITATION TECHNOLOGIES, INC. Outstanding Warrants No. Shares Exer Price Expire Date Type Purpose Name Current Directors and Officers 400,000 $0.03 01/13/2027 01/13/2017 Warrants Director J. Bailey 1,000,000 $0.013 11/18/2029 11/19/2024 Warrants Director J. Bailey 1,000,000 $0.013 11/18/2029 11/19/2024 Warrants Director P. Christos 2,400,000 Total Other Than Current Directors and Officers 17,369,000 Range of $0.013 to $0.06 Various Dates Various Dates Warrants W/Stock Issuances or Services Other Persons 17,369,399 Total 19,769,399 Total Shares Issuable Upon Exercise (c) Convertible Rights . The following table displays the Convertible Rights granted under convertible notes issued by XYRA Corp. Under the terms of each of the convertible notes listed in the table below, if XYRA Corp does not achieve a public listing of its common shares

Page 49 of 56 by the maturity date, each holder may convert outstanding principal and interest to Shares in Company. CAVITATION TECHNOLOGIES, INC. Outstanding Convertible Rights No. Shares (in Company) Exer Price Maturity Date (Convert Right) Date Type 1,250,000 Greater of $0.06 or market price, less 20% 12 Months Various Convertible Notes 1,250,000 Total Shares Issuable Upon Exercise Section 8.03 Indebtedness Outstanding debt: $414,212 Accounts payable: $61,101.41 Total Indebtedness: $475,313.41 Section 8.08 Accrued Liabilities Accrued payroll: $165,337 Deposits held: $5,000 Total Accrued Liabilities: $170,337. Section 8.10 Financial Advisors, Brokers & Finders (a) No financial advisors, investment bankers or other independent financial experts have been retained by Company; (b) On May 20, 2025, 5,000,000 Shares were issued to Union Consulting Limited in connection services relating to the introduction of Company and Buyer in connection with the Transaction. Section 8.15 Intellectual Property (a) Company Registered Intellectual Property Rights [See Charts Starting on Following Page]

CAVITATION TECHNOLOGIES, INC. HYDRODYNAMIC TECHNOLOGY, INC. (Predecessor-in-Name) Active U.S. Patent Applications/Issued Patents					
NO.	**REF NUMBER**	**TITLE**	**TYPE AND SERIAL NO.**	**INVENTORS**	**STATUS**
1	00504-22 CVAT-52518	METHOD AND FLOW THROUGH HYDRODYNAMIC CAVITATIONAL APPARATUS FOR ALTERATIONS OF BEVERAGES	Utility - 12/605,810 ISSUED - 9,474,301 Date - 10/25/16 Expires: 12/25/30	Roman Gordon, Igor Gorodnitsky & Varvara Grichko HYDRO-51501 CVAT-51863 CVAT-51945	Filed: 10/26/09 Published: 04/29/10 Issued: 10/25/16
2	00661-22 CVAT-58485	SYSTEM AND METHOD FOR PURIFICATION OF DRINKING WATER, ETHANOL AND ALCOHOL BEVERAGES OF IMPURITIES	Utility - 15/796,570 ISSUED - 10,781,113 Date - 9/22/20 Expires: 10/27/37	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 10/27/17 Published: 5/02/2019 Issued: 9/22/20
3	00662-22 CVAT-59201	METHOD AND DEVICE FOR PRODUCING OF HIGH QUALITY ALCOHOLIC BEVERAGES	CIP - 16/169,644 (CVAT-58485) ISSUED - 10,876,084 Date - 12/29/20 Expires: 2/26/38	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 10/24/2018 Published: 5/02/2019 Issued: 12/29/20
4	00660-22 CVAT-58376	TABLETOP BEVERAGE CAVITATION DEVICE	CIP - 16/286,309 (CVAT-58485) ISSUED - 10,995,015 Date - 5/4/21 Expires: 1/9/38	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 2/26/2019 Published: 6/27/2019 Issued: 5/4/21
5	00664-22 CVAT-60032	METHOD FOR PURIFICATION OF DRINKING WATER, ETHANOL AND ALCOHOL BEVERAGES OF IMPURITIES	CIP - 16/711,169 (CVAT-58485) ISSUED - 10,927,018 Date - 2/23/21 Expires: 10/27/37	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 12/11/2019 Published: 4/16/2020 Issued: 2/23/21
6	00665-22 CVAT-60289	SYSTEM AND METHOD FOR PURIFICATION OF DRINKING WATER, ETHANOL AND ALCOHOL BEVERAGES OF IMPURITIES	CIP - 16/996,171 (CVAT-58485) ISSUED - 10,876,085 Date - 12/29/20 Expires: 10/27/37	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 8/18/2020 Published: 12/30/20 Issued: 12/29/20
7	01696-23	SYSTEM AND PROCESS FOR TREATMENT OF PRODUCED WATER	Serial No. 18/956,656; filed: 11/22/2024 US Prov. 63/602,150 Filed: 11/22/2023	Roman Gordon & Naum Voloshin	Filed: 11/22/2024 Published: 5/22/2025 Pub No. 2025/0162919 Pending
8	01952-24	SYSTEM AND METHOD FOR PLASMA CAVITATION TREATMENT OF LIQUIDS	Serial No. 18/653,760; filed: 05/02/2024	Roman Gordon & Naum Voloshin	Filed: 05/02/2024 Response to OA due: 08/22/26

Page 50 of 56

CAVITATION TECHNOLOGIES, INC. HYDRODYNAMIC TECHNOLOGY, INC. (Predecessor-in-Name) U.S. Patent Applications/Issued Patents					
NO.	**REF NUMBER**	**TITLE**	**TYPE AND SERIAL NO.**	**INVENTORS**	**STATUS**
1	00500-22 HYDRO-51863	CAVITATION GENERATOR ***Sold to Desmet Oct 9, 2024 (with perpetual licensing rights for water remediation and alcohol purification)***	Utility - 12/395,110 ISSUED - 7,762,715 Date - 7/27/2010 Expires: 2/27/29	Roman Gordon, Igor Gorodnitsky & Maxim Promtov	Filed: 2/27/09 Published: 4/29/10 Issued: 7/27/10
2	00501-22 CVAT-51945	MULTI-STAGE CAVITATION DEVICE ***Sold to Desmet Oct 9, 2024 (with perpetual licensing rights for water remediation and alcohol purification)***	Utility - 12/464,646 ISSUED - 8,042,989 Date - 10/25/2011 Expires: 10/18/29	Roman Gordon, Igor Gorodnitsky & Maxim Promtov	Filed: 5/12/09 Published: 11/18/10 Issued: 10/25/11
3	00647-22 CVAT-52998	PROCESS FOR PRODUCING BIODIESEL	CIP - 12/821,000 ISSUED - 8,603,198 Date - 12/10/13 Expires: 8/1/30	Roman Gordon, Igor Gorodnitsky & Varvara Grichko HYDRO-51314 HYDRO-51863	Filed: 06/22/10 Published: 12/22/2011 Issued: 12/10/13
4	00648-22 CVAT-53375	HIGH-THROUGHPUT CAVITATION AND ELECTRO COAGULATION APPARATUS	Utility - 12/976,253 ISSUED - 8,673,129 Date - 3/18/14 Expires: 5/24/32	Roman Gordon, Igor Gorodnitsky & Maxim Promtov CVAT-52497	Filed: 12/22/10 Published: 6/22/12 Issued: 3/18/14
5	00646-22 CVAT-52647	EXTRACTION OF OIL FROM ALGAE	Utility - 12/637,065 ISSUED - 8,709,750 Date - 4/29/14 Expires: 11/8/31	Roman Gordon, Igor Gorodnitsky & Varvara Grichko HYDRO-51724 CVAT-51863 CVAT-51945	Filed: 12/14/09 Published: 04/29/10 Issued: 4/29/14
6	00645-22 CVAT-52519	FLOW-THROUGH CAVITATION-ASSISTED RAPID MODIFICATION OF CRUDE OIL	Utility - 12/605,818 ISSUED - 8,894,273 Date - 11/25/14 Expires: 1/1/32	Roman Gordon, Igor Gorodnitsky, Maxim Promtov & Varvara Grichko HYDRO-51502 CVAT-51863 CVAT-51945	Filed: 10/26/09 Published: 04/29/10 Issued: 11/25/14
7	00503-22 CVAT-52205	METHOD FOR CAVITATION-ASSISTED DEGUMMING ***Sold to Desmet Oct 9, 2024***	Utility - 12/484,981 ISSUED - 8,911,808 Date - 12/16/14 Expires: 3/15/31	Roman Gordon, Igor Gorodnitsky & Varvara Grichko HYDRO-51314 HYDRO-51863 CVAT-51945	Filed: 6/15/09 Published: 12/24/09 Issued: 12/16/14
8	00502-22 CVAT-52152	PROCESS TO REMOVE IMPURITIES FROM TRIACYLGLYCEROL OIL ***Sold to Desmet Oct 9, 2024***	CIP - 12/883,328 ISSUED - 8,945,644 Date - 2/3/15 Expires: 7/4/32 Nat'l in Argentina (CVAT-53275)	Roman Gordon, Igor Gorodnitsky & Varvara Grichko CVAT-52205	Filed: 09/16/10 Published: 03/16/12 Issued: 2/3/15

Page 51 of 56

CAVITATION TECHNOLOGIES, INC. HYDRODYNAMIC TECHNOLOGY, INC. (Predecessor-in-Name) U.S. Patent Applications/Issued Patents					
NO.	**REF NUMBER**	**TITLE**	**TYPE AND SERIAL NO.**	**INVENTORS**	**STATUS**
9	00652-22 CVAT-55544	PROCESS FOR PRODUCING BIODIESEL ***Sold to Desmet Oct 9, 2024***	CONT - 14/072,156 ISSUED - 8,981,135 Date - 3/17/15 Expires: 7/3/30	Roman Gordon, Igor Gorodnitsky & Varvara Grichko CVAT-52998	Filed: 11/5/13 Published: 3/6/14 Issued: 3/17/15
10	00650-22 CVAT-55434	PROCESSES FOR REMOVING WAXES AND PHOSPHOLIPIDS ***Sold to Desmet Oct 9, 2024***	CIP - 14/087,455 ISSUED - 9,357,790 Date - 6/7/16 Expires: 8/16/30	Roman Gordon, Igor Gorodnitsky & Maxim Promtov CVAT-52152 CVAT-52205	Filed: 11/22/13 Published: 3/27/14 Issued: 6/7/16
11	00655-22 CVAT-56294	METHOD FOR CAVITATION-ASSISTED DEGUMMING ***Sold to Desmet Oct 9, 2024***	CONT - 14/531,827 ISSUED - 9,481,853 Date - 11/1/16 Expires: 7/5/28	Roman Gordon, Igor Gorodnitsky & Varvara Grichko CVAT-52205	Filed: 11/3/14 Published: 2/26/15 Issued: 11/1/16
12	00649-22 CVAT-55339	PROCESSES FOR EXTRACTING CARBOHYDRATES ***Sold to Desmet Oct 9, 2024***	CIP - 14/100,562 ISSUED - 9,611,496 Date - 4/4/17 Expires: 10/28/29	Roman Gordon, Igor Gorodnitsky & Vijayanand Suryakant Moholkar CVAT-52205 CVAT-52998	Filed: 12/9/13 Published: 4/10/14 Issued: 4/4/17
13	00656-22 CVAT-56326	FLOW-THROUGH CAVITATION-ASSISTED MODIFICATION	CONT - 14/531,867 ISSUED - 9,719,025 Date - 8/1/17 Expires: 2/27/29	Roman Gordon, Igor Gorodnitsky, Maxim Promtov & Varvara Grichko CVAT-52519	Filed: 11/3/14 Published: 2/26/15 Issued: 8/1/17
14	00659-22 CVAT-57988	PROCESSES FOR INCREASING BIOALCOHOL YIELD	DIV - 15/431,558 ISSUED - 9,944,964 Date - 4/17/18 Expires: 6/15/29	Roman Gordon, Igor Gorodnitsky, Maxim Promtov & Vijayanand Suryakant Moholkar CVAT-56031	Filed: 2/13/17 Published: 6/1/17 Issued: 4/17/18
15	00653-22 CVAT-56031	PROCESSES FOR INCREASING BIOALCOHOL YIELD	CIP - 14/466,841 ISSUED - 9,988,651 Date - 6/5/18 Expires: 12/5/29	Roman Gordon, Igor Gorodnitsky, Maxim Promtov & Vijayanand Suryakant Moholkar CVAT-55339	Filed: 8/22/14 Published: 12/11/14 Issued: 6/5/18
16	00658-22 CVAT-57958	PROCESSES FOR EXTRACTING CARBOHYDRATES	DIV - 15/423,295 (CVAT-55339) ISSUED - 10,093,953 Date - 10/9/18 Expires: 12/9/33	Roman Gordon, Igor Gorodnitsky & Vijayanand Suryakant Moholkar	Filed: 2/2/17 Published: 5/25/17 Issued: 10/9/18
17	00657-22 CVAT-57852	VARIABLE FLOW THROUGH CAVITATION DEVICE	Utility - 15/375,809 ISSUED - 10,507,442 Date - 12/17/19 Expires: 10/10/37	Roman Gordon, Igor Gorodnitsky, Maxim Promtov & Naum Voloshin	Filed: 12/12/16 Published: 6/14/18 Issued: 12/17/19

Page 52 of 56

CAVITATION TECHNOLOGIES, INC. HYDRODYNAMIC TECHNOLOGY, INC. (Predecessor-in-Name) U.S. Patent Applications/Issued Patents					
NO.	**REF NUMBER**	**TITLE**	**TYPE AND SERIAL NO.**	**INVENTORS**	**STATUS**
18	00663-22 CVAT-59940	VARIABLE FLOW-THROUGH CAVITATION DEVICE	CIP - 16/664,559 (CVAT-57852) ISSUED - 11,097,233 Date - 8/24/21 Expires: 3/31/37	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 10/25/2019 Published: 2/20/2020 Issued: 8/24/21
19	00666-22 CVAT-60329	PROCESSES FOR INCREASING PLANT PROTEIN YIELD FROM BIOMASS	CIP - 17/024,547 (CVAT-59940) ISSUED - 10,981,948 Date - 4/20/21 Expires: 12/12/36	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 9/17/2020 Published: 1/7/21 Issued: 4/20/21
20	00667-22 CVAT-60438	METHOD FOR PURIFICATION OF DRINKING WATER	Cont - 17/066,040 (CVAT-60032) ISSUED - 10,954,140 Date - 3/23/21 Expires: 10/27/37	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 10/08/2020 Published: 2/11/21 Issued: 3/23/21
21	00669-22 CVAT-60496	METHOD FOR PURIFICATION OF DRINKING WATER	Cont - 16/950,701 (CVAT-60032) ISSUED - 11,377,371 Date - 7/5/22 Expires: 10/27/37	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 11/17/2020 Published: 3/11/21 Issued: 7/5/22
22	00670-22 CVAT-60749	VARIABLE FLOW-THROUGH CAVITATION DEVICE	DIV - 17/237,316 (CVAT-59940) ISSUED - 11,377,361 Date - 6/20/23 Expires: 10/25/39	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 4/22/21 Published: 8/5/21 Issued: 6/20/23
23	00671-22 CVAT-60750	VARIABLE FLOW-THROUGH CAVITATION DEVICE	DIV - 17/237,890 (CVAT-59940) ISSUED - 11,679,362 Date - 6/20/23 Expires: 10/25/39	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 4/22/21 Published: 8/5/21 Issued: 6/20/23

Page 53 of 56

CAVITATION TECHNOLOGIES, INC. HYDRODYNAMIC TECHNOLOGY, INC. (Predecessor-in-Name) Foreign Patent Applications/Issued Patents					
NO.	**REF NUMBER**	**TITLE**	**COUNTRY / SERIAL NO. / PRIORITY**	**INVENTORS**	**STATUS**
1	00629-22 CVAT-53275	PROCESS TO REMOVE IMPURITIES FROM TRIACYLGLYCEROL OIL ***Sold to Desmet Oct 9, 2024***	Argentina Issued - AR083000B1 10/27/17 No. 20110103367 CVAT-52152	Roman Gordon, Igor Gorodnitsky & Varvara Grichko	Filed: 9/15/11 Issued: 10/27/17 Expires: 9/15/31
2	00631-22 CVAT-53736	CAVITATION GENERATOR ***Sold to Desmet Oct 9, 2024***	Brazil Issued - PI0919602-1 12/19/17 No. 221102734149 Priority PCT-US09/35709 HYDRO-51863	Roman Gordon, Igor Gorodnitsky & Maxim Promtov	Filed: April 15, 2011 Issued: 12/19/17 Expires: 3/2/29
3	00634-22 CVAT-54931	PROCESS TO REMOVE IMPURITIES FROM TRIACYLGLYCEROL OIL ***Sold to Desmet Oct 9, 2024***	Canada Issued: 2,809,236 Date: 2/7/17 No. CA 2809236 (priority 53274)	Roman Gordon, Igor Gorodnitsky & Varvara Grichko	Filed: 2/22/13 Issued: 2/7/17 Expires: 9/17/30
4	CVAT-54932	PROCESS TO REMOVE IMPURITIES FROM TRIACYLGLYCEROL OIL ***Sold to Desmet Oct 9, 2024***	Europe Issued: E 2 616 156 No. EU 10 857 392.4 (priority 53274)	Roman Gordon, Igor Gorodnitsky & Varvara Grichko	Filed: 4/16/13 Issued: 10/10/2018 Validation requested in France, Germany, Great Britain, and Belgium (59330, 59331, 59332, 59333)
5	00640-22 CVAT-54933	PROCESS TO REMOVE IMPURITIES FROM TRIACYLGLYCEROL OIL ***Sold to Desmet Oct 9, 2024***	Malaysia Issued: MY-164311-A Date: 12/15/17 (priority 53274)	Roman Gordon, Igor Gorodnitsky & Varvara Grichko	Filed: 2/18/13 Issued: 12/15/17 Expires: 9/17/30
6	00641-22 CVAT-54934	PROCESS TO REMOVE IMPURITIES FROM TRIACYLGLYCEROL OIL ***Sold to Desmet Oct 9, 2024***	Mexico Issued: 343518 Date: 11/7/16 No. MX/E/2013/015504 (priority 53274)	Roman Gordon, Igor Gorodnitsky & Varvara Grichko	Filed: 2/27/13 Issued: 11/7/16 Expires: 9/17/30
7	00643-22 CVAT-54935	PROCESS TO REMOVE IMPURITIES FROM TRIACYLGLYCEROL OIL ***Sold to Desmet Oct 9, 2024***	Singapore ISSUED - P-187241 Date - 2/15/16 No. 201300698-6 (priority 53274)	Roman Gordon, Igor Gorodnitsky & Varvara Grichko	Filed: 1/29/13 Patent Granted: 2/15/16 Expires: 9/17/2030
8	00635-22 CVAT-59321	SYSTEM AND METHOD FOR PURIFICATION OF DRINKING WATER	European Union No. 18202798.7 Priority to CVAT-58485 (Utility - 15/796,570) Validation in Germany (60606)	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 10/26/2018 Published: 5/01/2019 Issued: 2/17/21 Notice of Grant: 9/14/21 Expires: 10/27/37
9	00630-22 CVAT-59330	PROCESS TO REMOVE IMPURITIES FROM TRIACYLGLYCEROL OIL ***Sold to Desmet Oct 9, 2024***	Belgium Validated: E 2 616 156 (priority 54932)	Roman Gordon, Igor Gorodnitsky & Varvara Grichko	Validated Expires: 9/17/30

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CAVITATION TECHNOLOGIES, INC. HYDRODYNAMIC TECHNOLOGY, INC. (Predecessor-in-Name) Foreign Patent Applications/Issued Patents					
NO.	**REF NUMBER**	**TITLE**	**COUNTRY / SERIAL NO. / PRIORITY**	**INVENTORS**	**STATUS**
10	00636-22 CVAT-59331	PROCESS TO REMOVE IMPURITIES FROM TRIACYLGLYCEROL OIL ***Sold to Desmet Oct 9, 2024***	France Validated: E 2 616 156 (priority 54932)	Roman Gordon, Igor Gorodnitsky & Varvara Grichko	Validated Expires: 9/17/30
11	00637-22 CVAT-59332	PROCESS TO REMOVE IMPURITIES FROM TRIACYLGLYCEROL OIL ***Sold to Desmet Oct 9, 2024***	Germany Validated: E 2 616 156 (priority 54932)	Roman Gordon, Igor Gorodnitsky & Varvara Grichko	Validated Expires: 9/17/30
12	00644-22 CVAT-59333	PROCESS TO REMOVE IMPURITIES FROM TRIACYLGLYCEROL OIL ***Sold to Desmet Oct 9, 2024***	United Kingdom Validated: E 2 616 156 (priority 54932)	Roman Gordon, Igor Gorodnitsky & Varvara Grichko	Validated Expires: 9/17/30
13	CVAT-59539	SYSTEM AND METHOD FOR PURIFICATION OF DRINKING WATER	PCT PCT/US19/21760 Filed: 3/12/19 (CVAT-58376)	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 3/12/2019 Published: 9/3/2020 National Stage Due: 8/26/2021
14	00638-22 CVAT-60459	SYSTEM AND METHOD FOR PURIFICATION OF DRINKING WATER	Germany - Nat'l Stage No. 112019002916 Priority to CVAT-59539 (PCT - US19/021760)	Roman Gordon, Igor Gorodnitsky, Maxim Promtov, & Naum Voloshin	Filed: 12/28/2020 Published: 3/11/21 DE112019002916 T5 Req for Exam Due: 3/12/26
15	00639-22 CVAT-60606	SYSTEM AND METHOD FOR PURIFICATION OF DRINKING WATER	Germany Validated: 60 2018 012 593.0 Validated: 4/6/21 (priority 59321)	Roman Gordon, Igor Gorodnitsky & Varvara Grichko	Validated Expires: 10/26/38

(b) Reserved and Grant-Back Licenses Under Patent Assignments

Under the terms of Patent Assignment and License Back Agreement dated as of October 9, 2024, and an Assignment of Patents and Trademarks dated as of October 9, 2024, each of which was executed by and between Company and Desmet Belgium S.A. (collectively, the **"Patent Assignment"**), Company assigned all of its right, title and interest in and to certain U.S. patents (the **"Assigned Patents"**) and trademarks to Desmet Belgium S.A. subject to a Reserved License (reserved by Company) and a Grant-Back License (received by Company) in and under the Assigned Patents. Under the Reserved License and Grant-Back License, Company reserved from the assignment of the Assigned Patents - and concurrently received a full grant-back license for - a perpetual, worldwide, exclusive, transferable, royalty-free and fully paid license, within the Licensed Fields, to (a) practice, make and use the Assigned Patents to make, offer, sell, lease and otherwise market products, services, processes and materials embodying or derived from the inventions, claims, ideas and information in the Assigned Patents, (b) practice, design, make, construct, fabricate, offer to sell, sell, lease, improve and market the Nano Reactor® System and any Nano Reactor® Devices, including Table Top Small Appliances and other devices or apparatuses that incorporate a Nano Reactor® Device or utilize or deploy the Nano Reactor®

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Page 56 of 56 System or other systems, or associated process equipment and automation to enable process performance, including the incorporation or integration of Nano Reactor® Devices into the Nano Reactor® System, (c) practice, use, improve and market the technology embodied is in the Assigned Patents, including associated technical information, and (d) conduct and engage in research and development under or pertaining to the Assigned Patents . Company also received the exclusive grant - back license and right to use the U . S . trademark “Nano Reactor®” (U . S . Reg . # 3992801 , July 12 , 2011 ) in one or more of the Licensed Fields . Under the Patent Assignment, the term “Licensed Fields” - which defines the scope of the Reserved License and Grant - Back License reserved and received by Company - is defined to include all businesses, activities, transactions, projects, uses and applications anywhere in the world having, as its primary purpose, processing, recovery, recycling and purification of any form of wastewater, drinking water, sale and brine water and all forms of waste containing or saturated with water ; industrial water and wastewater, and water and wastewater generated in connection with oil and gas production, processing, refining and storage . Under the Patent Assignment, the Assigned Patents in which Company reserved and received the Reserved Licensed and Grant - Back License consist of the following : Assigned (Apparatus) Patents (Subject to Reserved License and Grant - Back License) U.S. Patent No. 7,762,715 issued on July 27, 2010); related Brazil Patent No. BR - PI0919602 B1; U.S. Patent No. 8,042,989 issued on October 25, 2011; U.S. Patent No. 10,954,140 issued on March 23, 2021; U.S. Patent No. 11,377,371 issued on July 5, 2022). (c) Licenses Granted to Alchemy Beverages Inc. Master Agreement the Technology License dated June 29, 2018, between Company, as licensor, and Alchemy Beverages Inc. (“Alchemy”), as licensee; Technology License (TT Small Appliance and MLNP) dated June 29 , 2018 , between Company, as licensor, and Alchemy, as licensee, as amended by Amendment No . 1 to Technology License Agreement dated and made effective March 25 , 2024 ; Research and Development, Marketing & Technology License Agreement (Nano Reactor ® and Nano Reactor ® System) dated June 29 , 2018 , between Company, as licensor, and Alchemy, as licensee, as amended by Amendment No . 1 to R&D, Marketing & Technology License Agreement dated and made effective as of March 25 , 2024 . (d) License Granted to XYRA Corp . Technology License Agreement dated as of November 1, 2025, executed between Company, as licensor, and XYRA Corp., as licensee.